S/S SPRAY

                               PRODUCT TANKER CONTRACT




                                         for




                                 AMERICAN HEAVY LIFT
                                   SHIPPING COMPANY





                               AVONDALE JOB NO.  C5-80D







                                       May 1995
                              AVONDALE INDUSTRIES, INC.
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                                                       Page
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          ARTICLE  I          DEFINITIONS                   2

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          ARTICLE II          GENERAL STATEMENT OF WORK     4
                              AND CONTRACT PRICE

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          ARTICLE III         CONTRACT GROUP                6

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          ARTICLE IV          ITEMS FURNISHED BY            6
                              PURCHASER

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          ARTICLE V           SPECIFICATIONS,               13
                              INTERPRETATION

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          ARTICLE VI          PAYMENT OF CONTRACT PRICE     13
                              - METHOD OF PAYMENT

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          ARTICLE VII         CHANGES                       16

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          ARTICLE VIII        RIGHTS TO DESIGN DATA         19

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          ARTICLE IX          EXTENSION OF TIME FOR         20
                              COMPLETION OF WORK

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          ARTICLE X           PERFORMANCE STANDARD          24

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          ARTICLE XI          CONTRACT PRICE                24
                              ADJUSTMENTS

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          ARTICLE XII         SCHEDULES                     27

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          ARTICLE XIII        INSURANCE                     28

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          ARTICLE XIV         RISK OF LOSS - TOTAL LOSS     34
                              OF A VESSEL

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          ARTICLE XV          INJURY TO EMPLOYEES AND       36
                              OTHERS

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          ARTICLE XVI         APPOINTMENT OF                39
                              REPRESENTATIVES

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
                              MATERIALS AND                 40
          ARTICLE XVII        WORKMANSHIP

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          ARTICLE XVIII       INSPECTION - APPROVAL OF      41
                              DRAWINGS

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          ARTICLE XIX         TRIALS                        42

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          ARTICLE XX          ADDITIONAL TRIALS -           43
                              EXPENSES

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          ARTICLE XXI         ACCEPTANCE AND                44
                              DELIVERY OF THE VESSEL

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          ARTICLE XXII        GUARANTEE                     46

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          ARTICLE XXIII       DEFAULT BY PURCHASER          50

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          ARTICLE XXIV        DEFAULT BY BUILDER            51

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          ARTICLE XXV         ACTION BY BUILDER UPON        53
                              DEFAULT BY PURCHASER

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          ARTICLE XXVI        ACTION BY PURCHASER UPON      56
                              DEFAULT BY BUILDER

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          ARTICLE XXVII       TITLE                         58

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          ARTICLE XXVIII      LIENS                         59

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          ARTICLE XXIX        TAXES                         60

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          ARTICLE XXX         PATENT INFRINGEMENT           60

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          ARTICLE XXXI        ASSIGNMENT OF CONTRACT        61

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          ARTICLE XXXII       COMPUTATION OF TIME           61

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          ARTICLE XXXIII      BUILDER TO COMPLY WITH        62
                              LAWS AND REGULATIONS

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          ARTICLE XXXIV       APPLICABLE LAW                62

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          ARTICLE XXXV        NOTICES                       63

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          ARTICLE XXXVI       ARBITRATION                   64

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          ARTICLE XXXVII      CONSEQUENTIAL DAMAGES         66

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                              MISCELLANEOUS                 67
          ARTICLE XXXVIII





          EXHIBITS:

               EXHIBIT A -    SPECIFICATIONS  (NOT ATTACHED)
               EXHIBIT B -    PROGRESS REPORT (NOT ATTACHED)
               EXHIBIT C -    BUILDER'S RISK POLICY FORM (NOT ATTACHED)
               EXHIBIT D -    CHANGE ORDER PROCEDURE (NOT ATTACHED)
               EXHIBIT E -BUILDER'S CERTIFICATE OF INSURANCE (This certificate will be furnished prior to the Effective Date of the Agreement) (NOT ATTACHED)
               EXHIBIT F -PURCHASER'S CERTIFICATE OF INSURANCE (NOT ATTACHED) EXHIBIT G -SUBCONTRACTOR INSURANCE REQUIREMENTS (NOT ATTACHED)
          EXHIBIT H-TITLE XI COMMITMENT LETTER OF 6 FEBRUARY 1995 BY MARAD
          TO PURCHASER (NOT ATTACHED)
               EXHIBIT I -    CREDIT SUPPORT AGREEMENT (NOT ATTACHED)
               EXHIBIT J -    SALE AND PURCHASE AGREEMENT FOR THE STERN (NOT
          ATTACHED)

                                    PRODUCT TANKER
                                           FOR
                         AMERICAN HEAVY LIFT SHIPPING COMPANY

               THIS CONTRACT, (the "CONTRACT") initially entered into on the 12th day of October, 1994, which is hereby revised, superseded and resigned after having been adjusted to conform to the Title XI guarantee and financing requirements, is entered into by and between American Heavy Lift Shipping Company, a corporation organized under the laws of the State of Delaware, having offices at 365 Canal Street, Suite 2670, New Orleans, Louisiana 70130 (the "PURCHASER"), and Avondale Industries, Inc., a corporation organized under the laws of the State of Louisiana, having a business address of 5100 River Road, Avondale, Louisiana 70094 (the "BUILDER");

                                 W I T N E S S E T H:

               WHEREAS:

               1. The PURCHASER desires to purchase four (4) product tankers to be flagged under the United States flag for use in United States coastwise trade and that comply with the requirements of the Oil Pollution Act of 1990 (OPA 90); and

               2. The BUILDER is a shipbuilder with expertise, ability, and desire to construct new tonnage that complies with OPA 90 consistent with the terms and conditions set forth in this CONTRACT.

               3. The PURCHASER has applied for Title XI guarantee for financing under the Merchant Marine Act to the U.S. Department of Transportation, Maritime Administration for the construction to be performed pursuant to this CONTRACT. This CONTRACT will only become effective between the Parties upon PURCHASER furnishing BUILDER written evidence that the Title XI letter commitment to guarantee and the financing commitment has been granted to PURCHASER.

               4. The BUILDER has developed the design for the construction work of this CONTRACT in accordance with all applicable Regulatory Body requirements.

               NOW, THEREFORE, in consideration of the premises and of the mutual promises hereinafter set forth, the Parties agree as follows:

                              ARTICLE I  -  DEFINITIONS

               As used in this CONTRACT, the following terms shall have the following respective meanings:

          BUILDER  -  As defined in the preamble.
          Builder's Certificate - As defined in Subarticle VI(a). CONTRACT - As defined in the preamble.
          Confirmation Date  -  As defined in Subarticle IV(d).
          Contract Group - The "Contract Group" shall mean the four (4) separate contracts between BUILDER and PURCHASER for similar construction of four (4) vessels to replace PURCHASER's existing vessels the S/S Knight, S/S Solar, S/S Spray and S/S King. Contract Price - As defined in Subarticle II(a).
          Contractor Group  -  As defined in Subarticle XV (d).
          Data  -  As defined in Subarticle VIII(b).
          Delivery Certificate - As defined in Subarticle II(b). Delivery Date - As defined in Subarticle II(c).
          Delivery Site  -  As defined in Subarticle II(b).
          Delivery Window -  As defined in Subarticle IV(d).
          Docking Receipt  -  As defined in Subarticle IV(c).
          Effective Date - The "Effective Date" is the date of the resigning of this CONTRACT.
          Essential changes  -  As defined in Subarticle VII(b).
          Existing Inventory  -  As defined in Subarticle IV(j).
          Existing Vessel  -  As defined in Subarticle IV(c).
          Guarantee Deficiency - As defined in Subarticle XXII(a). Guaranteed Speed - As defined in Subarticle X(b).
          Invoice for Payment - As defined in Subarticle VI(c). Non-essential changes - As defined in Subarticle VII(b).
          Owner Group  -  As defined in Subarticle XV(a).
          Parties - "Parties" shall mean both PURCHASER and BUILDER. Performance Standard - As defined in Subarticle X(c).
          Progress Payments  -  As defined in Subarticle VI(a).
          PURCHASER  -  As defined in the preamble.
          Regulatory Body(ies) - As defined in Subarticle XVII(a). Revised Contract Price - As defined in Subarticle VI(g). Schedule - As defined in ARTICLE XII.
          Secretary - "Secretary" shall mean the United States Secretary of Transportation acting by and through the Maritime Administrator.
          Shipyard  -  As defined in Subarticle II(b).
          Specifications - The "Specifications" are that portion of the CONTRACT consisting of the written requirements for design, materials, equipment, construction systems, standards and workmanship for the work, and performance of related services, which are attached hereto as Exhibit "A".
          Stern - that portion of the Existing Vessel (respective S/S King, S/S Knight, S/S Solar, S/S Spray) purchased by BUILDER in accordance with Exhibit "J", and as defined in that Exhibit "J", for incorporation into the Vessel.
          Turnover Date  -  As defined in Subarticle IV(d).
          Turnover Window  -  As defined in Subarticle IV(d).
          Working Drawings - The "Working Drawings" are the detailed graphic and pictorial portions of the documents prepared by BUILDER after the signing of the CONTRACT which show the design, location and dimensions of the work, generally including the outboard profile, structural details and arrangement plans, elevations, sections, details, schedules and diagrams.

          Vessel  -  As defined in Subarticle II(a).
          Vessels - the four vessels to be constructed pursuant to the Contract Group to replace the S/S King, S/S Solar, S/S Spray and S/S Knight.

                       ARTICLE II - GENERAL STATEMENT OF WORK
                                  AND CONTRACT PRICE

               (a) The BUILDER shall furnish all plant, facilities, labor, materials, supplies and equipment, except as otherwise provided in the Specifications, and shall perform all work necessary to design, build, launch, outfit, test and deliver a vessel more fully described in the Specifications (the "Vessel") at its own risk and expense, and shall do everything required of the BUILDER by this CONTRACT and the Specifications, including the development of Working Drawings and the installation of any outfitting and equipment, all for the total consideration of "THIRTY FIVE MILLION NINE HUNDRED SIXTY SEVEN THOUSAND FOUR HUNDRED FIFTY SIX DOLLARS ($35,967,456)," (the "Contract Price") together with such additions and deductions as provided elsewhere in this CONTRACT. The Parties recognize and acknowledge that the Contract Price, CONTRACT and/or the Specifications have required some adjustment due to or arising from the requirements mandated by the Title XI guarantee and financing approval process which changes have been incorporated into this CONTRACT.

               (b) The Vessel shall be identified as BUILDER's Hull No. 2382, and shall be constructed at the BUILDER's plant (the "Shipyard"), located at Avondale, Louisiana on the west bank of the Mississippi River at Mile 107 AHP. Some parts of the Vessel may be constructed at BUILDER's facilities in Westwego, Louisiana. When the work on the Vessel is complete in accordance with this CONTRACT, and the Vessel has passed the tests required by this CONTRACT, the Vessel as completed shall be delivered with not less than five (5) days prior written notice by the BUILDER and accepted by the PURCHASER at Avondale, Louisiana or a mutually agreed other place (the "Delivery Site"), free and clear of all liens, security interests, and claims of every nature, excepting, however, those arising out of the acts or omissions of the PURCHASER and the PURCHASER'S contractual obligations pursuant to Article 4 of the Credit Support Agreement of attached Exhibit "I". Upon such delivery, the PURCHASER shall give the BUILDER a Delivery Certificate accepting the Vessel (the "Delivery Certificate"). The PURCHASER shall within five (5) days thereafter, remove or cause the Vessel to be removed from the Delivery Site. Delivery and acceptance by the PURCHASER of the Vessel shall be expressly conditioned upon (1) PURCHASER's rights under ARTICLE XXII - GUARANTEE of this CONTRACT, (2) PURCHASER's right to completion by BUILDER thereafter of any uncompleted CONTRACT work and correction by BUILDER of any defective CONTRACT work as shown in the Delivery Certificate in accordance with the determination described in ARTICLE XXI - ACCEPTANCE AND DELIVERY OF THE VESSEL.

               (c) The work is to be performed according to first class shipbuilding practice and shall be commenced and prosecuted in a timely manner. BUILDER will deliver the Vessel to the PURCHASER 132 days following the Turnover Date as such date may be extended pursuant to the terms of this CONTRACT (the "Delivery Date"), provided that the S/S Spray is turned over to the BUILDER within the agreed upon Turnover Window. If the S/S Spray is turned over to the BUILDER before the Turnover Window, BUILDER will deliver the Vessel to the PURCHASER 132 days following the first day of the agreed upon Turnover Window.

                            ARTICLE III  -  CONTRACT GROUP

               The Contract Price for this CONTRACT is agreed to be the consideration as part of the group of four product tankers for the four substantially identical contracts signed by BUILDER and

          PURCHASER this date. In any event that all four of the vessel contracts are not completed, or are terminated for any reason, except the default of the BUILDER, the Contract Price of each of the unterminated contracts shall be adjusted to reflect the higher per vessel cost for the remaining vessels as follows:




               Number of Contracts Percent Contract Price
                   Terminated           Increase of Each
                                        Completed Contract
                    3                        3.0
                    2                        1.25
                    1                        1.0


                      ARTICLE IV  - ITEMS FURNISHED BY PURCHASER

               a) The BUILDER shall, at its own expense and risk, receive, check as to agreement with bills of lading, store, protect, remove from the Existing Vessel pursuant to the Specifications, insure and install aboard the Vessel all of the items required by the Specifications to be furnished by the PURCHASER. The BUILDER shall not be deemed to have extended any warranty as to materials or equipment furnished by the PURCHASER other than the warranty set forth in ARTICLE XXII - GUARANTEE of this CONTRACT. The BUILDER shall be liable to the PURCHASER for any damage to or loss of the items furnished by the PURCHASER occurring during the BUILDER's custody thereof, which may arise from any event.
          Except for the S/S Spray turnover requirements as indicated in this ARTICLE IV, the Specifications indicate the need dates for all items to be furnished by PURCHASER.

               (b) Except for the S/S Spray turnover requirements as indicated in this ARTICLE IV,
          PURCHASER will, by furnishing reasonable documentation and notice to BUILDER, be entitled to extension of the indicated need dates stated in the Specifications for, and to the extent of, any cause of delay beyond the reasonable control of PURCHASER which PURCHASER could not reasonably have anticipated. BUILDER may also use such cause of delay to claim delay of the Delivery Date for the Vessel in accordance with ARTICLE IX, EXTENSION OF TIME FOR COMPLETION OF WORK.


               (c) The Stern section and after house portion of the Vessel shall be the Stern section and after house portion of the Existing Vessel, the S/S Spray, Official Number 282849, shall be delivered by PURCHASER alongside a dock designated by BUILDER at BUILDER's Avondale, Louisiana shipyard in accordance with the Sale and Purchase Agreement attached as Exhibit "J". All landside expenses associated with the dockside mooring of the S/S Spray at the Shipyard, including but not limited to mooring lines, wharfage, gangway, shipyard services, etc. are included in the Contract Price. For purposes of clarity in this CONTRACT, the S/S Spray will be referred to and become the "Existing Vessel" after the S/S Spray is docked at Avondale and its delivery protocol documentation has been signed (the "Docking

          Receipt"). The signed Docking Receipt will also serve to transfer the risk of loss from PURCHASER to BUILDER pursuant to Subarticle (g) of this ARTICLE IV and the Sale and Purchase Agreement for the Stern attached hereto as Exhibit "J".

               (d) PURCHASER shall deliver the S/S Spray to BUILDER between 7 August 1996 and 6 October 1996 (the "Delivery Window"). During May 1996 the Parties will meet to narrow the Delivery Window to a 2 week period when the S/S Spray will be ready for delivery to the Shipyard and when the BUILDER has progressed sufficiently with its work that it is ready to receive the S/S Spray in the Shipyard ("Turnover Window"). The Parties shall confirm in writing ("Confirmation Date") the Turnover Window. If by 19 May 1996, the Parties are unable to agree to the Turnover Window, the Turnover Window shall be 6 September 1996 to 19 September 1996 and the Confirmation Date for this CONTRACT shall be deemed to be 19 May 1996. The Turnover Date (the "Turnover Date") shall be the actual date that the S/S Spray is turned over to the BUILDERS as evidenced by the Docking Receipt. The Parties have confirmed the Delivery Window and the other dates set forth in this paragraph on the Effective Date of the CONTRACT. PURCHASER will be entitled to extension of the Turnover Window for, and to the extent of, any cause of delay beyond the reasonable control of PURCHASER which PURCHASER could not reasonably have anticipated.

               (e) With reasonable notice, PURCHASER may deliver the S/S Spray at any time up to thirty (30) days prior to the Turnover Window without any increase in the Contract Price. A docking fee of $1,200.00 per day plus direct costs for extending the insurance obligations of BUILDER under this CONTRACT will be charged to PURCHASER for early delivery in excess of thirty (30) days prior to the Turnover Window. The early delivery docking fee includes monitoring of mooring lines, pressure fire system and shore power. Other services are available at standard rates.

               (f) PURCHASER will pay BUILDER TWENTY THOUSAND DOLLARS ($20,000.00) per day liquidated damages in addition to the Contract Price for each and every day that the S/S Spray is delivered to BUILDER more than (5) days after the Turnover Window, up to an aggregate maximum of three percent (3%) of the Contract Price decreased by FOUR MILLION NINE HUNDRED SEVENTY-EIGHT THOUSAND FOUR HUNDRED FIFTY-SIX DOLLARS, as said Turnover Window may be extended pursuant to this CONTRACT. The Delivery Date of the Vessel, and all dates of the Contract Group, will be extended day for day that the S/S Spray is delivered after the Turnover Window at no additional cost beyond the liquidated damages paid for late delivery of the S/S Spray to the BUILDER; provided, however, that any liability for liquidated damages for any of the remaining Vessels in the Contract Group shall be determined based upon the extended dates of the Contract Group. BUILDER may elect to terminate this CONTRACT by written notice to PURCHASER pursuant to ARTICLE XXIII, DEFAULT BY PURCHASER, at any time that the S/S Spray is not delivered to BUILDER within thirty
          (30) days after the Turnover Window, except that Subarticle XXV(a) default cure period does not apply to the delivery failure of the S/S Spray after expiration of the thirty (30) days after the Turnover Window.

              (g) The S/S Spray with everything belonging to it shall be at PURCHASER's risk and expense until its delivery is confirmed by execution of the Docking Receipt. Risk of loss of the Existing Vessel with everything belonging to it shall be as indicated in ARTICLE XIV, RISK-OF-LOSS - TOTAL LOSS OF A VESSEL. The S/S Spray shall be delivered to BUILDER on the Turnover Date in class, except as a result of the Existing Vessel's OPA '90 trading date restriction, repairs of PURCHASER in progress which will be completed expeditiously by PURCHASER, or arrangements by PURCHASER for towing of the Existing Vessel to BUILDER, preferably free of outstanding items or recommendations, with all tanks gas free (except for necessary fuel oil and lubricating oil tanks) and with asbestos removed or encapsulated per the Specifications. BUILDER shall take over remaining bunkers and lubricating oils unless otherwise agreed in writing between the Parties prior to arrival of the S/S Spray at Avondale. All such remaining bunkers/oils may be sold or retained by BUILDER at its option. All bunker/oil transfer costs and credits will be for PURCHASER'S account. The Parties agree to negotiate the performance of work required for PURCHASER furnished items and/or the Stern of the Existing Vessel in accordance with the requirements of ARTICLE VII, CHANGES, as directed by PURCHASER. Such negotiations are intended to allow PURCHASER to timely order Essential Changes for PURCHASER furnished items and/or the Stern of the Existing Vessel in order to remedy class outstandings or recommendations. Except for work in the Stern of the Existing Vessel indicated in the Specifications to be performed by BUILDER, it will be PURCHASER'S obligation under this CONTRACT that all PURCHASER furnished items for the Vessel, and the Stern of the Existing Vessel, or any of its parts, meet all the applicable laws, classifications, rules, regulations, standards and certification requirements notwithstanding the provisions of attached Exhibit "J".

               (h) PURCHASER warrants that the S/S Spray, at the time of delivery to BUILDER, is free from all encumbrances, security interests, maritime liens or any other debts whatsoever except for the preferred maritime mortgage(s) granted in connection with the financing of the construction of the vessels as contemplated by ARTICLE XXVIII - TITLE, and also except for maritime liens arising from trade payables incurred in the ordinary course of business which will be discharged in the ordinary course of business or bonded by PURCHASER within ten (10) working days of any notice of a lien or other encumbrance against the Existing Vessel. Should any claims for events which have been incurred prior to the time of delivery of the S/S Spray to BUILDER be made against the S/S Spray, the Existing Vessel, or parts thereof, PURCHASER hereby undertakes to indemnify, hold harmless, and defend BUILDER against all consequences of such claims. This Subarticle shall survive the termination or expiration of this CONTRACT.

               (i) In the event of any actual or constructive total loss of the S/S Spray prior to arrival at BUILDER's shipyard or in the event that the Stern section and/or the after house shall, for any reason, be unavailable, PURCHASER may either:

          (i) Furnish the S/S Solar or a mutually agreeable substitute vessel, in which event BUILDER and PURCHASER shall mutually agree on: (1) any Specification changes, (2) a new Turnover Date and Delivery Date (3) a new Contract Price resulting from such substitution; and (4) adjustment of all dates and prices for all the follow vessels of the Contract Group. PURCHASER presently has an option to purchase the S/S Coastal Manatee (Official No. 287186). The substitution of the S/S Coastal Manatee is subject to the approval of the PURCHASER and the Secretary.

                    (ii) Not Used
          (iii) Give written notice to BUILDER within fifteen (15) days after the loss ordering BUILDER to terminate further performance of work under this CONTRACT and shall upon demand pay BUILDER its Costs, as defined below, plus a profit of ten percent (10%) of such Costs, and following receipt by BUILDER of full payment under this Subarticle (i) , all constructed work and all materials acquired by BUILDER for the performance of this CONTRACT shall become the property of PURCHASER. "Costs" are defined for the purpose of this Subarticle (i) to include the cost to BUILDER for all services performed, labor performed and materials acquired or contracted to be acquired plus overhead allocations for such services, labor and materials in accordance with BUILDER's usual practices for such work, plus reasonable cancellation costs actually paid to third parties for terminating contractual commitments that BUILDER has made for performance of the CONTRACT work, all in accordance with BUILDER'S established cost accounting system as verified by an independent auditor selected by PURCHASER and agreed to by the BUILDER. Under no circumstances shall BUILDER's claim under this Subarticle
          (i)(iii) include any costs allocated to any of the other contracts of the Contract Group.

               (j) Notwithstanding the Sale and Purchase Agreement of attached Exhibit "J", this CONTRACT is based on utilizing the aft portion of the S/S Spray as indicated by the Specifications, and Subarticles (c) and (g) above, in generally its "AS IS" condition on arrival at BUILDER's yard. Any desired or mandated improvements, upgrades, damage repairs, maintenance, etc. of this PURCHASER furnished equipment for the Vessel, and the Stern of the Existing Vessel, will be performed and documented pursuant to
          ARTICLE VII, CHANGES. The "AS IS" condition will be inventoried and documented by BUILDER and countersigned by PURCHASER during the delivery voyage and/or on its arrival at BUILDER's Shipyard (the "Existing Inventory"). BUILDER is obligated to return the PURCHASER furnished items, and the Stern of the Existing Vessel, on the Delivery Date as documented in the Existing Inventory. PURCHASER will provide suitable accommodations and board to BUILDER's inspectors for performing this inventory at no charge to BUILDER during the turnover voyage. The Parties will agree to similar arrangements for design development inspections by BUILDER'S inspectors at any time after the Effective Date of this CONTRACT. Article XV, INJURY TO EMPLOYEES AND OTHERS, will also be applicable during the delivery voyage for taking of the Existing Inventory and during the performance of any design development inspections by BUILDER's inspectors at any time after the Effective Date of this CONTRACT.

               (k) PURCHASER will give immediate notice to BUILDER in the event the S/S Spray is delayed, or is expected to be delayed, in its scheduled turnover to BUILDER by any unforeseen event beyond the control of PURCHASER which PURCHASER could not reasonably have anticipated. PURCHASER will provide expeditiously all known details of such unforeseen delay and furnish an estimate of the extent of the claimed delay in the Turnover Date. By agreement the Parties may mitigate such unforeseen cause of delay to their respective best interests in adjusting the Turnover Date including, but not limited to, utilizing the provisions of Subarticle IV (i). Either of the Parties may request binding arbitration pursuant to ARTICLE XXXVI, ARBITRATION, for determination of the claimed delay of the Turnover Date. The arbitration may not, however, revise the indicated adjustments to be made to other dates as a consequence of such delays in the Turnover Date.

               (l) BUILDER will provide necessary dockside services for and permit the crew of the S/S Spray to remain aboard the Existing Vessel to perform their duties, provided such duties are at all times subordinate to, and do not interfere with, BUILDER'S work, for up to thirty (30) days after arrival of the Existing Vessel and for thirty (30) days prior to the Delivery Date of the Vessel. Likewise, the BUILDER will permit approved subcontractors to perform work directly for PURCHASER that is not ordinarily performed by BUILDER. R & R Marine Maintenance and G.
          C. Electric will be allowed into the Shipyard aboard the Existing Vessel as approved subcontractors to perform work directly for PURCHASER not to exceed six (6) people at any one time.

               (m) Notwithstanding anything contained in the Sale and Purchase Agreement for the Stern attached hereto as Exhibit "J" or anything else whatsoever, PURCHASER agrees to protect, defend, indemnify and hold BUILDER, its agents, officers, directors, employees and representatives harmless from and against all costs, damages, losses, claims, penalties, debts or liabilities BUILDER may incur from holding title to the Stern of the Existing Vessel, or the Stern of the Vessel, in BUILDER'S name at any time during the performance of this CONTRACT. It is further understood and agreed that this indemnity and defense obligation shall include the obligation to reimburse BUILDER for any attorneys' fees, costs and expenses which may be incurred by BUILDER in enforcing the defense and indemnity obligations set forth in this Subarticle (m). This Subarticle (m) shall prevail over any conflicting or inconsistent provisions set forth elsewhere in this CONTRACT and shall survive any termination, cancellation, expiration or completion of this CONTRACT.

                     ARTICLE V  -  SPECIFICATIONS, INTERPRETATION

               (a) The Specifications for the construction of the Vessel have been identified by the initials of the Parties signing this CONTRACT and are made a part of this CONTRACT with the same force and effect as though herein set out in full.

               (b) If any discrepancy, difference or conflict exists between the provisions of this CONTRACT and the Specifications, then to the extent of such discrepancy, difference or conflict only, the Specifications shall be ineffectual and the provisions of this CONTRACT shall prevail; but in all other respects the Specifications shall be in full force and effect. If there is any discrepancy, difference or conflict between the drawings and Specifications, then to the extent of such discrepancy, difference or conflict the Specifications shall prevail; provided, however, any work called for by the Specifications and not shown on the drawings and any work shown on the drawings but not called for in the Specifications shall be performed by the BUILDER as a part of the CONTRACT work. Any discrepancy, difference or conflict between the Specifications and the provisions of this CONTRACT and any discrepancy, difference or conflict between the Specifications themselves discovered by one party to this CONTRACT shall be brought to the attention of the other party promptly in writing.

              ARTICLE VI - PAYMENT OF CONTRACT PRICE - METHOD OF PAYMENT

               a) PURCHASER shall pay the Revised Contract Price to BUILDER in increments as the work progresses (the "Progress Payments"). PURCHASER shall pay Progress Payments to BUILDER at biweekly intervals upon the invoices of BUILDER, supported in each instance by its Builder's Certificate. Progress Payment shall be determined by the proportionate amount of the CONTRACT work actually accomplished computed by the following method: the CONTRACT work will be divided into separate components and each component assigned a number of points. Such components and their respective points will be as set forth on the form attached as Exhibit "B". As of the invoice date, BUILDER shall certify the percentage of completion of each component and the overall percentage of completion ("Builder's Certificate"), which shall be the sum of the percentages of completion of each component multiplied by the number of points referable to that component divided by the total number of points referable to all components of CONTRACT work. Each Progress Payment shall be the increment in overall percentage of completion since the date as of which BUILDER computed the last previous Progress Payment times the Revised Contract Price, as defined in Subarticle (g) of this ARTICLE. Progress Payments shall be paid in full by wire transfer free of bank charges as soon as possible but in no event later than five (5) working days after receipt by the Secretary of documents acceptable to the Secretary. As an exception to the above procedure for Progress Payments, the first Progress Payment in the amount of FOUR MILLION NINE HUNDRED SEVENTY EIGHT THOUSAND FOUR HUNDRED FIFTY SIX DOLLARS ($4,978,456) will be paid by PURCHASER TO BUILDER, by wire transfer, free of bank charges, in immediately available funds to an account designated by BUILDER, simultaneously with the execution of this amended and restated CONTRACT to cover the Sale and Purchase Agreement of attached Exhibit "J".

               b) PURCHASER shall inspect and confirm achievement of the progress by approving the Progress Billing Format form of attached Exhibit "B". BUILDER shall invoice PURCHASER for the percentage of the Revised Contract Price for the progress, which invoice shall include documents acceptable to the Secretary. PURCHASER will notify BUILDER if it determines that the progress has not in fact been achieved along with PURCHASER's reasons for said determination. PURCHASER's failure to notify BUILDER within two (2) business days of receipt of an invoice for payment shall constitute PURCHASER's acceptance of the progress.

               c) At no time prior to the delivery of the Vessel to PURCHASER may the cumulative invoiced total of Progress Payments charged to PURCHASER under the provisions of this ARTICLE VI, exceed 100% of the Revised Contract Price, as defined in Subarticle (g) of this ARTICLE.

               d) Progress Payments may include the cost of subcontracted machinery, materials, and equipment not yet delivered to BUILDER'S yard to the extent that BUILDER shall have acquired title thereto and identified the goods in question to the Vessel, provided that the risk of loss of or damage to such goods before delivery remains with the vendor or subcontractor.

               e) The final installment of the Revised Contract Price minus a hold-back equal to 1% of the Revised Contract Price shall be paid to BUILDER by PURCHASER at the delivery of the Vessel to PURCHASER.

               f) PURCHASER shall pay BUILDER the 1% of the Revised Contract Price hold-back retained under the provisions of Subarticle (e) above after the expiration of the warranty period as provided in ARTICLE XXII, GUARANTEE.

               g) In the event that the Parties should agree upon any change to be made in accordance with the provisions of ARTICLE VII, CHANGES, and that agreement contains no contrary provision for time of payment, the Contract Price (or, if there have been previous such changes, the former Revised Contract Price) shall be increased or decreased by the amount agreed upon by the Parties and, as thus increased or decreased, shall be called the "Revised Contract Price." Immediately upon agreement between the Parties of any change and the resulting increase or decrease in the Revised Contract Price, BUILDER shall issue its invoice or credit memo for the amount of such increase or decrease in the Revised Contract Price attributable to the change times the cumulative overall percentage of completion utilized in the computation under the provisions of this ARTICLE VI of the Progress Payment most recently invoiced; and the balance of such increase or decrease shall be paid or deducted by use of the new Revised Contract Price in the computation of subsequent Progress Payments.

                               ARTICLE VII  -  CHANGES

               (a)  The BUILDER shall not, except as provided in Subarticle
          (b) of ARTICLE V - SPECIFICATIONS, INTERPRETATION depart from the requirements of the Specifications or make any other changes in the CONTRACT work required by the Specifications without all prior authorization required by the provisions of this ARTICLE. Anything to the contrary notwithstanding, any work that is required to be performed under this CONTRACT to anything that was sold/purchased pursuant to attached Exhibit "J", other than what is required by the Specifications, will be performed only pursuant to an agreed and documented change under this ARTICLE VII.

               (b) For purposes of this ARTICLE, changes in CONTRACT work shall be classified as either "Essential" changes or "Non-essential" changes. Essential changes shall consist of changes in the CONTRACT work due to an action of a Regulatory Body as set forth in ARTICLE XVII - MATERIALS AND WORKMANSHIP, (a)(iii) of this CONTRACT, or due to any other promulgation of a new law or rule after 7 March 1995. All other changes shall be Non-essential changes. BUILDER shall advise PURCHASER of any Essential changes which any Regulatory Body may require in the Vessel.

               (c) The PURCHASER shall have the right to direct the BUILDER to perform an Essential change, and the BUILDER upon receipt of PURCHASER's written direction shall commence the performance of the change at such time as the PURCHASER may direct without regard to whether prior agreement has been reached as to the net increase or decrease in Revised Contract Price and delay attributable to the change. The BUILDER shall be entitled to a fair and reasonable adjustment in the Revised Contract Price and Delivery Date for the performance of such change and in all other terms and conditions of this CONTRACT that reasonably require modification as a consequence of the change, for performance of such change. Upon receipt of the PURCHASER's written direction of an Essential change, the BUILDER shall, within fourteen (14) days, give written notice to the PURCHASER and the Secretary, that the proposed change will result in a change in the Performance Standard, Revised Contract Price and/or Delivery Date and the projected date for the firm quotation for such change which shall be within thirty (30) days of PURCHASER's written request or as otherwise mutually agreed. If such notice is not forwarded as required, BUILDER shall not have the right to later make claim for such change. After receipt of BUILDERS quotation, the PURCHASER shall have fourteen (14) days to respond to the BUILDER. If no response is received within the fourteen
          (14) days, the quotation shall be deemed approved. The BUILDER's quotation shall show the following information: the effect on weight, moments, centers; effects on the Performance Standard; and any delay in delivery of the Vessel to result from such change. Such estimate of price shall consist of estimates, separately stated, for materials (by type and quantity), labor (including overhead) based on estimated engineering manhours and estimated production manhours, and profit. PURCHASER shall take reasonable precautions to maintain in confidence each estimate and not disclose the same, except to agents or contractors of PURCHASER as necessary in the prosecution of CONTRACT work, provided only that in making such disclosure to agents or contractors the PURCHASER shall impose upon any person, firm or corporation to whom such disclosure is made, conditions relating to the confidential treatment thereof to the same effect as those imposed upon PURCHASER herein. In no event shall the PURCHASER disclose estimates to another shipyard. The PURCHASER shall not be responsible for unauthorized actions of its employees if the aforementioned reasonable precautions have been taken by it. Any change work performed by the BUILDER absent written agreement from the PURCHASER shall be at BUILDER's own risk and expense.

               (d) The PURCHASER shall have the right to propose to the BUILDER in writing a Non-essential change in the CONTRACT work. The BUILDER shall promptly review such proposal and submit to PURCHASER an estimate of the net increase or decrease in the Revised Contract Price; the effect on weight, moments, and centers; effects on the Performance Standard; and any delay in delivery of the Vessel to result from such change. If the BUILDER and PURCHASER agree upon the net increase or decrease in Revised Contract Price and any delay in delivery, this CONTRACT shall be modified accordingly, and the BUILDER shall promptly proceed to perform the change. Nothing herein shall require the BUILDER to perform a Non-essential change proposed by the PURCHASER in the absence of prior agreement as to the net increase or decrease in Revised Contract Price, Performance Standard and any delay in delivery and all other terms and conditions of this CONTRACT that reasonably require modification as a consequence of the change.

               (e) The BUILDER shall have the right to propose to the PURCHASER in writing any change in the CONTRACT work. The BUILDER shall transmit to the PURCHASER its proposed change accompanied by an estimate of the net increase or decrease in the Revised Contract Price; the effect on weight, moments, and centers; effects on Performance Standard; and any delay in delivery of the Vessel to result from such change. If the BUILDER and PURCHASER agree upon the net increase or decrease in Revised Contract Price and any delay in delivery, this CONTRACT shall be modified accordingly, and the BUILDER shall promptly proceed to perform the change. Nothing herein shall require the PURCHASER to accept a change proposed by the BUILDER in the absence of prior agreement as to the net increase or decrease in Revised Contract Price and any delay in delivery. Any change work performed by the BUILDER absent written agreement from the PURCHASER shall be at BUILDER's own risk and expense.

               (f) For good order the Parties may also agree to document that repair work to PURCHASER furnished equipment for the Vessel, and the Stern portion of the Existing Vessel as a change notwithstanding that such documentation would not involve any revision to the Specifications and also notwithstanding the Sale and Purchase Agreement of attached Exhibit "J". The Parties have agreed to utilize the attached Change Order Procedure, Exhibit "D", for documenting and processing all changes pursuant to this
          ARTICLE VII, CHANGES.

               (g) Written consent of the Secretary is required to approve any change to the CONTRACT work which exceeds $100,000 after the aggregate sum of all changes to the CONTRACT work and the enhancements to the Stern exceed two million dollars.

                        ARTICLE VIII  -  RIGHTS TO DESIGN DATA

               (a) The BUILDER shall prepare and furnish Working Drawings for the installation of the PURCHASER furnished equipment; however, anything to the contrary notwithstanding, the BUILDER shall have no obligation to furnish any other details for operation or otherwise. PURCHASER'S review of Working Drawings and data will not relieve BUILDER from its obligations under this CONTRACT.

               (b) All Working Drawings, and such other specified design and engineering data required to be furnished to the PURCHASER by the Specifications and produced by the BUILDER in the performance of the CONTRACT (the "Data") shall be the property of the BUILDER. The PURCHASER shall have the right to use the Data in such manner as it may deem proper, including the right to make reproducibles and copies and the right to make alterations therein, additions thereto, or other changes, provided that (i) Data will not be made available to any of BUILDER's competitors at any time by the PURCHASER, except for the sole purpose of operating, maintaining or repairing the Vessel and (ii) BUILDER and/or BUILDER's licensor will be entitled to a reasonable royalty, fee, or commission in the event any Data is so made available by the PURCHASER and is used for purposes other than operating, maintaining or repairing the Vessel. The BUILDER also shall have the unrestricted right to sell or transfer any Data.

               (c) Each party shall take reasonable precautions to maintain in confidence that information disclosed to it in the performance of this CONTRACT which is specifically identified as confidential, other than information, which at the time of disclosure, is known or become available from sources other than the party disclosing such information or which is or shall become capable of being independently produced by those skilled in the trade to which such information relates. Notwithstanding anything to the contrary herein contained, the BUILDER shall not be precluded from disclosing information which may be necessary for the prosecution of the CONTRACT work, provided only that in making such disclosure the BUILDER shall impose upon any person, firm or corporation to whom such disclosure is made, conditions relating to the confidential treatment thereof to the same effect as those imposed upon it herein; nor shall the BUILDER be responsible for unauthorized actions of its employees provided that the aforementioned reasonable precautions have been taken by it; nor shall anything contained herein restrict or limit the BUILDER's use of any information contained in the Specifications, whether confidential or not, for the performance of this CONTRACT.

               (d) PURCHASER shall have all rights to the Data at no cost for completing construction of the Vessel in the event that this CONTRACT is terminated due to default of BUILDER pursuant to
          ARTICLE XXIV, DEFAULT BY BUILDER.

               ARTICLE IX  -  EXTENSION OF TIME FOR COMPLETION OF WORK

               (a) Except as provided under ARTICLE IV, ITEMS FURNISHED BY PURCHASER, if the BUILDER shall have transmitted written notice to the PURCHASER of a cause of delay delaying the performance of the CONTRACT work not later than five (5) working days if due to rain or fifteen (15) days after the date that knowledge of other delay in the CONTRACT work has come to the BUILDER, or after the date that it is determined the BUILDER should have known of the delay in the CONTRACT work, if such date is an earlier date, and the cause of delay is beyond the control of the BUILDER, as provided in Subarticle (b) below, and which the BUILDER could not reasonably have anticipated, the BUILDER shall be entitled to an extension of the Delivery Date set out in this CONTRACT by the number of days that the Delivery Date was delayed by said cause of delay, except as otherwise provided in Subarticle (e) below. If such notice is not given within the time allowed, such delay may not be subsequently invoked.

               (b) A cause of delay beyond the control of the BUILDER shall include, without prejudice to the generality, delay caused by the PURCHASER or by any agency or instrumentality of the United States, including delays in the granting of any consents or approvals by the U.S. Maritime Administration, by Government priorities, by civil, naval or military authorities, by acts of God (including hurricanes) by earthquakes, lightning, floods, union elections, strikes or other industrial disturbances; by rain as more fully described in Subarticle (c) of this ARTICLE; such explosions, fires, vandalism as are the result of causes reasonably beyond the BUILDER's control; by riots, by insurrections, by sabotage, by blockades, by embargoes, by epidemics; by the unavailability or late delivery to the BUILDER of CONTRACT required machinery, equipment and supplies to be incorporated in the Vessel where it is determined that the BUILDER's procurement or attempt to procure for such machinery, equipment and supplies to be incorporated in the Vessel was expeditious and prudent, that the BUILDER has exercised due diligence in the performance of any acts required of the BUILDER and that the BUILDER has exercised due diligence in expediting deliveries under the BUILDER's purchase CONTRACT or in seeking equivalent substitute performance; and by the late performance or default of a subcontract where it is determined that the BUILDER's choice of the subcontractor was reasonable and responsible and the BUILDER has exerted all reasonable efforts to expedite performance, avoid default and procure reasonable substitute performance; and by the breach of this CONTRACT by the PURCHASER.

               (c) From the Effective Date of this CONTRACT until the delivery of the Existing Vessel to the Shipyard, the following provisions shall determine delay caused by rain:

                    (1) The rain experienced at the project site during CONTRACT period must be found to be unusually severe. That is, more severe than the rain anticipated for the project location during any given month.
                    (2) The rain must actually cause a delay to the completion of the project in accordance with the Schedule. The delay must be beyond the control and without the fault or negligence of the BUILDER.

                    (3) Delay in the completion of the project shall be determined on a shift by shift basis. If the project is running two shifts at the time it will require two shifts delay to equal one day of delay and if the shipyard is working three shifts at the time, it shall require three shifts delay to equal one day of delay. A rain delay will only be considered a delay in the completion of the project if its occurrence requires a shutdown of a substantial portion of the outside work on the Vessel prior to the mid-point of a shift on a regularly scheduled work day or any day during the last thirty (30) days prior to the Delivery Date and such delay shall only be considered a delay for that particular shift.

                    The following schedule of monthly anticipated adverse weather delays is based on National Oceanic and Atmospheric Administration (NOAA) New Orleans (Audubon Weather Station located near the project location) and will constitute the base line for monthly weather time evaluations.

          JAN       FEB  MAR  APR  MAY  JUNE JUL  AUG  SEP  OCT  NOV  DEC
          __________________________________________________________________
          (11)      (9)  (5)  (4)  (4)  (6)  (9)  (9)  (6)  (4)  (5)  (9)



                    The number of actual rain shift delays shall be converted to full days as herein above stated. If the number of actual rain delay days exceeds the number of days anticipated in the table above, and if the conditions of paragraph (2) above are met, the BUILDER shall be entitled to an extension of the Delivery Date by the number of days that the Delivery Date was delayed by the excess days of rain delay.

                    From the date the Existing Vessel is delivered to the Shipyard until the completed Vessel is delivered to the PURCHASER, the following provisions shall determine delays caused by rain.

                    If rain occurs that requires a shutdown of a substantial portion of outside work on the Vessel prior to twelve noon on a regularly scheduled work day, or any day during the last thirty days prior to the Delivery Date, BUILDER shall be entitled to an extension of the Delivery Date for each such rain day.

               (d) Within five (5) working days of knowledge of any cause of delay involving rain which may affect the Delivery Date, the BUILDER shall notify PURCHASER in writing and shall furnish an estimate, if possible, of the extent of the probable delay. Upon receipt of any such notice, the PURCHASER shall, within five (5) working days, acknowledge the same in writing and indicate agreement that such development is to be treated as a cause of delay event, or state any objections, and the reasons therefor, to acceptance of this development as the cause of delay event. If BUILDER fails to notify PURCHASER of a cause of delay event involving rain within five (5) working days after knowledge of the event, BUILDER shall be estopped from thereafter claiming a delay event for any period of delay more than five (5) working days prior to said notice. If PURCHASER should fail to respond within five (5) working days, the claimed extension of the Delivery Date shall be considered approved.

               (e) For any cause of delay not involving rain which may affect the Delivery Date, the BUILDER shall notify the PURCHASER in writing and shall furnish an estimate, if possible, of the extent of the probable delay. Upon receipt of any such notice, the PURCHASER shall, indicate agreement that such development is to be treated as a cause of delay event, or state any objections, and the reasons therefor, to acceptance of this development as a cause of delay event. If BUILDER fails to notify PURCHASER of a cause of delay event within fifteen (15) days after knowledge of the event, BUILDER shall be estopped from thereafter claiming delay for any period of delay more than fifteen (15) working days prior to said notice. If PURCHASER should fail to respond within ten (10) days, the claimed extension of time shall be considered approved.

               (f) If the Parties are unable to resolve their differences, either party may request binding arbitration pursuant to ARTICLE XXXVI - ARBITRATION, for determination of the period of delay. The arbitration may not, however, revise the indicated adjustments to be made to other dates as a consequence of such delays.

                          ARTICLE X  -  PERFORMANCE STANDARD

               a) The principal particulars of the design for the Vessels are as shown in the attached Specification, Exhibit "A".

               (b) Within the limits stipulated in ARTICLE XI, CONTRACT PRICE ADJUSTMENTS, the BUILDER guarantees a trial speed of 15.5 knots at a keel draft of 36 feet in calm deep sea conditions, with a clean bottom and windforce not exceeding Beaufort scale No. 3, "Guaranteed Speed", provided that PURCHASER'S engine delivers 11,000 shaft horsepower, notwithstanding any provisions of attached Exhibit "J". The speed trials are to be carried out as specified in the Specifications.

               (c) The performance parameter in Subarticle (b) above is hereinafter referred to as the "Performance Standard."



                      ARTICLE XI  -  CONTRACT PRICE ADJUSTMENTS

               (a) In the event the BUILDER fails to deliver the Vessel on the Delivery Date provided in this CONTRACT, as said Delivery Date may be extended pursuant to this CONTRACT, plus ninety five
          (95) calendar days the PURCHASER will suffer damages which are difficult of ascertainment. It is agreed by the BUILDER and the PURCHASER that the sum of TWENTY THOUSAND DOLLARS ($20,000.00) per day represents the damages to the PURCHASER for each day of delayed delivery, and the BUILDER shall pay to the PURCHASER in discharge of its obligations to the PURCHASER for such failure to deliver the Vessel, as liquidated damages and not as a penalty, the said sum as per-day liquidated damages, for each calendar day or part thereof elapsing after the said allowable delivery period indicated in the previous sentence and until delivery of the Vessel. In no event will BUILDER's liquidated damages for late delivery of the Vessel exceed a cap of three percent (3%) of the Revised Contract Price decreased by FOUR MILLION NINE HUNDRED SEVENTY EIGHT THOUSAND FOUR HUNDRED FIFTY SIX DOLLARS.

               (b) The Revised Contract Price shall not be affected or changed by reason of the speed of the Vessel, as determined by sea trial in accordance with the Specifications, being less than the Guaranteed Speed, if such deficiency in the aforesaid speed of the Vessel is less than five tenths (5/10) of one (1) knot below the Guaranteed Speed. Adjustments in the Vessel's speed resulting from modification and/or changes in the Specifications or the drawings agreed hereinafter provided for in ARTICLE VII, CHANGES, shall not be considered as such deficiency. However, commencing with and including a deficiency of five tenths (5/10) of one (1) knot below the Guaranteed Speed the Revised Contract Price shall be reduced by TWO HUNDRED THIRTY THREE THOUSAND DOLLARS ($233,000) for each additional tenth of one knot deficiency at or below a deficiency of five tenths (5/10) of one knot. The maximum reduction in the Revised Contract Price for Guaranteed Speed shall, however, be in no event more than the amount as would be the case of a deficiency of nine-tenths (9/10) of one (1) knot below the Guaranteed Speed.

               (c) In no event will BUILDER's liability for Guaranteed Speed exceed a cap of three percent (3%) of the Revised Contract Price decreased by FOUR MILLION NINE HUNDRED SEVENTY EIGHT THOUSAND FOUR HUNDRED FIFTY SIX DOLLARS.

               (d) The rights of PURCHASER to a reduction of the Revised Contract Price by reason of the provisions provided in this
          ARTICLE XI shall be cumulative to the maximum aggregate sum not to exceed three percent (3%) of the Revised Contract Price decreased by FOUR MILLION NINE HUNDRED SEVENTY EIGHT THOUSAND FOUR HUNDRED FIFTY SIX DOLLARS. In the event that the Vessel is delivered with better speed than set forth in this ARTICLE XI, such better performance does not entitle BUILDER to any premium, special bonus, or offset against deficiencies in other categories. Any reduction of the Revised Contract Price shall be the PURCHASER'S sole remedy for failure to meet the speed requirement which remedy shall not exceed three percent (3%) of the Revised Contract Price decreased by FOUR MILLION NINE HUNDRED SEVENTY EIGHT THOUSAND FOUR HUNDRED FIFTY SIX DOLLARS.

               (e) The PURCHASER may terminate this CONTRACT and demand delivery of the Vessel at any time after the aggregate maximum for liquidated damages is attained pursuant to the provisions of this ARTICLE XI(a). Upon such termination and delivery the PURCHASER may proceed to move the Vessel elsewhere and the BUILDER shall be responsible for the PURCHASER's reasonable additional cost required to complete the Vessel to the requirements of the Specifications. Notwithstanding any other terms and conditions of this CONTRACT, the remedies set forth in paragraph (a) and (e) of this ARTICLE XI shall be the PURCHASER's sole remedy for late delivery of the Vessel.

               (f) In the event PURCHASER fails to timely provide the PURCHASER furnished items for the Vessel for meeting all applicable laws, classifications, rules, regulations, standards and certification requirements for the Vessel, so as to become the sole cause for having to extend the Delivery Date for the Vessel, the BUILDER will suffer damages which are difficult of ascertainment. It is agreed by the PURCHASER and the BUILDER that the sum of TWENTY THOUSAND DOLLARS ($20,000.00) per day represents the damages to the BUILDER for each day of such delayed delivery, and the PURCHASER shall pay to the BUILDER in discharge of its obligations to the BUILDER for such failure to deliver the PURCHASER furnished items and/or documentation, as liquidated damages and not as a penalty, the said sum as per-day liquidated damages, for each calendar day or part thereof elapsing after the fourteenth (14th) day and until delivery of the Vessel. The payment of such liquidated damages, or agreed increase in the Revised Contract Price, shall be BUILDER'S sole remedy for late delivery of PURCHASER furnished items. In no event will PURCHASER's liquidated damages pursuant to this Subarticle (f) exceed a cap of three percent (3%) of the Revised Contract Price decreased by FOUR MILLION NINE HUNDRED SEVENTY EIGHT THOUSAND FOUR HUNDRED FIFTY SIX DOLLARS.

                              ARTICLE XII  -  SCHEDULES

               The BUILDER shall furnish the following schedules covering work to be performed by BUILDER hereunder as the Master Schedule (Erection Schedule and the Structural Index Schedule). The Master Schedule, (the "Schedule") as may be revised by BUILDER from time to time, will show the dates for all required activities for project completion. The level of activities included in the Master Schedule shall be sufficient to assure that each activity listed has been properly defined and analyzed and that there is a direct correlation of activities in this Master Schedule to individual supporting BUILDER and subcontractor schedules for engineering, material procurement, forebody construction, Existing Vessel cut/join process, testing, etc. The Master Schedule shall be submitted to the PURCHASER within thirty (30) days of the Effective Date of this CONTRACT.

               The PURCHASER'S Representative shall meet with BUILDER'S Representative weekly to review the Master Schedule and any changes thereto for the purpose of determining the actual progress of the job. This Master Schedule will also be used by the PURCHASER in his evaluation of schedule extensions, delays, default, schedule adjustments for changes, BUILDER performance in support of Delivery Date and any other schedule dependent CONTRACT or Contract Group issues. Use of this Master Schedule does not, however, change or alter any other terms and conditions of this CONTRACT including but not limited to ARTICLE IX, ARTICLE XI, ARTICLE XXIV, and ARTICLE XXVI.

                              ARTICLE XIII  -  INSURANCE

               (a) BUILDER, at its own expense, shall from the time the first materials and/or equipment destined for inclusion as part of the Vessel become the risk of the BUILDER and until the Vessel has been delivered to and accepted by PURCHASER, keep the Vessel and all materials, outfit, equipment and appliances to be installed on or in the Vessel, including the Existing Vessel, fully insured under a Full Form (including prekeel) Marine Builder's Risk Policy. The amount of insurance, the terms of the policy, the insurance companies and the underwriters shall at all times be satisfactory to PURCHASER and the Secretary. The amount of such insurance shall be at least equal to the completed Revised Contract Price of the Vessel plus the value of all PURCHASER furnished materials and equipment. It is agreed that the total value of all PURCHASER furnished materials and equipment is FOUR MILLION DOLLARS ($4,000,000) each for the S/S King, S/S Solar and S/S Spray and FIVE MILLION DOLLARS ($5,000,000) for the S/S Knight. In addition, the Builder's Risk Policy will contain a provision that from the time of removal of the forebody from the Existing Vessel until redelivery of the forebody to PURCHASER, coverage will continue on the forebody in the amount of ONE MILLION DOLLARS ($1,000,000). The Builder's Risk Policy shall also include Protection and Indemnity Insurance with the limits at least equal to the completed Revised Contract Price of the Vessel plus the value of all PURCHASER furnished materials and equipment.

               The Builder's Risk Policy shall be in the form as set forth in Exhibit "C" attached hereto and made a part hereof. The Builder's Risk Policy shall have a loss payable clause that shall provide that all losses in excess of $100,000 shall be payable to the Secretary for distribution by him to himself, the BUILDER and/or the PURCHASER as their interests may appear. For purposes of this Agreement, the "other than owner limitation clause" of the Builder's Risk Policy shall be deleted and not apply.

               (b) BUILDER agrees, at its own expense, during the entire term of BUILDER'S performance of work hereunder from the time the first materials and/or equipment destined for inclusion as part of the Vessel become at risk or services are performed until the Vessel has been delivered to and accepted by PURCHASER, to carry with an insurance company satisfactory to the PURCHASER and the Secretary and authorized to do business in the State of Louisiana the following insurance with limits in the amounts stated for which a certificate of insurance is attached as Exhibit "E".

          1)Worker's Compensation Insurance fully complying with the laws of the state or states in which the work is to be done, including the Longshoremen's and Harbor Worker's Compensation act in an amount required by said Acts and Employer's Liability Insurance, including Maritime Employer's Liability Insurance with provisions for the payment of transportation, wages, maintenance and cure, in the amount of $1,000,000.

          2)Comprehensive General Liability Insurance in the amount of $1,000,000 per occurrence, Combined Single Limit but in the aggregate each annual period with respect to the Products/Completed Operations Hazard and subject further to a general aggregate of $4,000,000 for Bodily Injury to or Death of persons and for Property Damage with the Watercraft Exclusion deleted and including Contractual Liability Insurance to cover Hold Harmless and Indemnity Agreement contained elsewhere in this CONTRACT.

          3)Automobile Liability and Property Damage Insurance covering Bodily injuries or Death in the amount of $500,000 per person and $1,000,000 per any one occurrence and Property Damage in the amount of $500,000 per accident. This coverage applies to each and every unit of automotive equipment operated or used by BUILDER in the performance of their work.


          4)Excess Liabilities covering the liabilities insured in the above policies with a limit equal to the difference between the above indicated limits and $20,000,000.00 any one occurrence.

          5)All subcontractors working for BUILDER at the Shipyard will be required to have and evidence to BUILDER the insurance coverage indicated in Exhibit "G".

               (c) The Builder's Risk policy shall include PURCHASER and PURCHASER's agents and all its subsidiaries and affiliates and the United States of America as assureds. Underwriters agree to waive subrogation against PURCHASER's group and the United States of America. The policy shall also provide no recourse against the United States of America for payment of premium and a 10 day prior written notice of cancellation or material change in the policy to the Secretary c/o the Maritime Administration, Chief, Division of Marine Insurance.

                    For liabilities and indemnities assumed by BUILDER under this CONTRACT all insurance policies of BUILDER (and its subcontractors, if any) shall expressly waive subrogation as to PURCHASER and the Secretary. It is further agreed that each such policy, other than Worker's Compensation policies, shall name PURCHASER as an additional assured, for liabilities and indemnities assumed by BUILDER, it being understood that such policies shall be endorsed to provide that BUILDER's policies are primary to, and shall receive no contribution from, any insurance policies maintained by PURCHASER.

               (d) Should PURCHASER make any claim against the BUILDER for any alleged post Delivery Date damage to the Stern section of the Vessel as a result of the work performed by the BUILDER under this CONTRACT, PURCHASER and BUILDER agree that any recovery by the PURCHASER shall be limited to the coverage provided under the CGL and excess liability policies to the limit of $20,000,000. This will be PURCHASER's sole remedy for any alleged post Delivery Date damage to the Stern section of the Vessel.


               (e) All insurance policies in which both parties are named insureds will have a "Cross Liability" Clause identical to the Cross Liabilities clause as referenced in Exhibit "C", item F excluding all claims arising under this CONTRACT.

               (f) All insurance policies will provide for thirty (30) days prior written notice of cancellation or material change to PURCHASER from the underwriters.

               (g) Prior to commencement of work, BUILDER shall furnish to PURCHASER a Certificate of Insurance evidencing that coverages outlined above are in full force and effect and the originals of the above policies shall be available in BUILDER'S office at 5100 River Road, Avondale, Louisiana for review upon reasonable request of PURCHASER.

               (h) Any deductibles under such insurance shall be borne by BUILDER.

               (i) PURCHASER agrees, at its own expense, from the time the first materials and/or equipment destined for inclusion as part of the Vessel become at risk or services are performed until the Vessel has been delivered to and accepted by PURCHASER, to carry with an insurance company satisfactory to the BUILDER and authorized to do business in the State of Louisiana the following insurance with limits in the amounts stated for which a certificate of insurance is attached as Exhibit "F":

          1)Worker's Compensation Insurance fully complying with the laws of the state or states in which the work is to be done, including the Longshoremen's and Harbor Worker's Compensation act in an amount required by said Acts and Employer's Liability Insurance, including Maritime Employer's Liability Insurance with provisions for the payment of transportation, wages, maintenance and cure, in the amount of $1,000,000.

          2)Comprehensive General Liability Insurance in the amount of $1,000,000 per occurrence, Combined Single Limit for Bodily Injury to or Death of persons and for Property Damage with the Watercraft Exclusion deleted and including Contractual Liability Insurance to cover Hold Harmless and Indemnity Agreement contained elsewhere in this CONTRACT.

          3)Excess Liabilities covering the liabilities insured in the above policies with a limit equal to the difference between the above indicated limits and $20,000,000.00 any one occurrence.

               (j) From the Effective Date of this CONTRACT until delivery of the Existing Vessel to BUILDER'S yard, PURCHASER shall procure and maintain Protection and Indemnity insurance in a form at least as broad as, and with limits not less than, that provided by the Rules of the Standard Steamship Ownership Protection and Indemnity Association (Bermuda) Limited, and PURCHASER shall require Club Managers to register BUILDER as a Co-Assured under Rule 8.2 of said insurance and Club Managers have noted that there may be a transfer of interest, either of the whole or a part of the ship, created by the Agreement to Purchase and Sell between the member, American Heavy Lift Shipping Company and Avondale Industries, Inc. dated May 12, 1995 prior to the Vessel entering the yard for refit. It is agreed that such transfer of interest will not prejudice the member's cover.

               Further, PURCHASER shall require that its brokers, B & P International, Ltd. and Lloyd Thompson give notice to BUILDER of any notice or information relating to the cancellation, termination or cessation of the Vessel's Club Entry or any material change of the Vessel's Club Entry immediately upon receipt of such notice or information.

               Further, from the Effective Date of this CONTRACT until delivery of the Existing Vessel to BUILDER'S yard, PURCHASER shall procure and maintain Collision Liability insurance in a form at least as broad as that contained in the American Institute Hull Clauses (June 2, 1977).

               PURCHASER shall require Hull and War Risks insurance Underwriters to acknowledge in writing that in the event that BUILDER should be found liable in any manner or under any theory of law or equity for, but not limited to, loss, damage, expense, fines, and/or penalties arising out of the operation of the existing Vessel and the Sale and Purchase Agreement, BUILDER shall have the same rights and status under the above and Collision Liability Insurance Policy as the PURCHASER.

               For liabilities and indemnities assumed by PURCHASER under this CONTRACT all insurance policies of PURCHASER (and its subcontractors, if any) shall expressly waive subrogation as to BUILDER. It is further agreed that each such policy, other than Worker's Compensation policies, shall name BUILDER as an additional assured, for liabilities and indemnities assumed by PURCHASER, it being understood that such policies shall be endorsed to provide that PURCHASER'S policies are primary to, and shall receive no contribution from, any insurance policies maintained by BUILDER.

               (k) All insurance policies in which both parties are named insureds will have a "Cross Liability" Clause identical to the Cross Liabilities clause as referenced in Exhibit "C", item F excluding all claims arising under this CONTRACT.

               (l) Except for the Protection and Indemnity and War Risks insurance, all insurance policies will provide for thirty (30) days prior written notice of cancellation or material change to BUILDER from the underwriters.

               (m) Prior to commencement of work, PURCHASER shall furnish to BUILDER a Certificate of Insurance evidencing that coverages outlined above are in full force and effect and the originals of the above policies shall be available in PURCHASER'S office at 365 Canal Street, Suite 2670, New Orleans, Louisiana 70130 for review upon reasonable request of BUILDER. Any deductibles under such insurance shall be borne by PURCHASER excluding BUILDER's Risk.

                ARTICLE XIV  -  RISK OF LOSS - TOTAL LOSS OF A VESSEL

               (a) In the event of an actual or constructive total loss of the Vessel (as defined in BUILDER's insurance coverage) prior to the delivery, construction of such Vessel shall proceed unless the PURCHASER or the BUILDER shall elect within a reasonable period of time to cancel the construction. If an election is made to cancel the construction, the party electing to cancel shall give notice to that effect to the other party. If no election is made to cancel the construction, then construction and delivery of the Vessel shall proceed in accordance with this CONTRACT, as it may have been amended. In any such event an extension of the CONTRACT Delivery Date of the Vessel pursuant to the provisions of ARTICLE IX - EXTENSION OF TIME FOR COMPLETION OF WORK of this CONTRACT shall be agreed upon.

               (b) In the event that there is an actual or constructive total loss of the Vessel prior to delivery and such loss results from the operation of an insurable risk covered by insurance as required under ARTICLE XIII - INSURANCE of this CONTRACT, all the proceeds of such insurance payable as a result of such loss shall be paid to the SECRETARY for distribution to the SECRETARY or the PURCHASER, as appropriate, in an amount equal to (i) the total progress payments made for the lost Vessel and (ii) the value of all lost materials, outfit, equipment and appliances provided by the PURCHASER for and used or to be used in the construction of the Vessel, with the balance paid to the BUILDER. Such distribution shall be made without regard to whether, under Subarticle (a) above, construction is cancelled or proceeds. It is agreed that only in the event of an actual or constructive total loss of the Vessel prior to arrival of the existing vessel at the Shipyard, the total progress payments for the lost Vessel in (i) above shall not include the first progress payment paid for the Stern of the existing vessel. It is agreed that in the event of an actual or constructive total loss of the Vessel after the arrival of the Existing Vessel at the Shipyard, the obligations to pay PURCHASER shall include the amount of the first progress payment paid by PURCHASER to BUILDER for the Stern of the Existing Vessel and this amount shall be utilized by PURCHASER to exercise its option to purchase the S/S COASTAL MANATEE, Official No. 287186 or another mutually agreeable substitute Vessel.

               (c) In the event that there is an actual or constructive total loss of the Vessel prior to delivery which is not covered by insurance and election is made by the PURCHASER or the BUILDER to cancel construction of the Vessel, the BUILDER shall pay to the SECRETARY for distribution to the SECRETARY or the PURCHASER, as appropriate, an amount equal to all payments made under this CONTRACT up to the date of the actual or constructive total loss. It is agreed that only in the event of an actual or constructive total loss of the Vessel prior to arrival of the existing vessel at the Shipyard, the obligation in the above sentence for BUILDER to pay the SECRETARY for distribution to the SECRETARY or the PURCHASER, as appropriate, an amount equal to all payments under this CONTRACT shall not include the first progress payment paid by PURCHASER to BUILDER for the Stern of the existing vessel. It is agreed that in the event of an actual or constructive total loss of the Vessel after the arrival of the Existing Vessel at the Shipyard the obligations of the BUILDER to pay the SECRETARY shall include the first progress payment paid by PURCHASER to BUILDER for the Stern of the Existing Vessel and this amount of the first progress payment shall be utilized by PURCHASER to exercise its option to purchase the S/S COASTAL MANATEE, Official No. 287186 or another mutually agreeable substitute Vessel.

               (d) In the event of damage to or loss of the Vessel or any equipment or materials to be installed therein prior to the delivery of the Vessel to PURCHASER and such loss or damage is not an actual or constructive total loss, such loss or damage shall be made good at BUILDER's expense; the proceeds of insurance for said loss or damage shall be paid to the SECRETARY for distribution to the BUILDER; and the CONTRACT Delivery Date shall be extended as required by such additional work.

                    ARTICLE XV  -  INJURY TO EMPLOYEES AND OTHERS

               (a) BUILDER agrees to protect, defend, indemnify and hold PURCHASER, its agents, officers, directors, employees, and representatives (hereinafter collectively referred to as "Owner Group") harmless from and against all claims, losses, costs, demand, damages, suits, judgments, penalties, liabilities, debts, expenses and causes of action of whatsoever nature or character, whether known or unknown, and whether arising out of contract, tort, strict liability, unseaworthiness of any vessel, misrepresentation, violation of applicable law and/or any cause whatsoever, including but not limited to reasonable attorney's fees and other costs and expenses, without limit and without regard to the cause or causes thereof, which in any way arise out of or are related to this agreement between PURCHASER and BUILDER (including, without limitation, the performance or subject matter of this CONTRACT or ingress, egress or presence on any premises, whether land, buildings, vessels, or otherwise, in conjunction with this CONTRACT) and which are asserted by or arise in favor of BUILDER, BUILDER's agents, representatives or employees (and/or their spouses or relatives) or BUILDER's subcontractors, subcontractor's agents, representatives or employees (and/or their spouses or relatives) due to bodily injury or death, whether or not caused by the sole, joint and/or concurrent negligence, fault or strict liability of Owner Group, the unseaworthiness of any vessel, or any other cause whatsoever. It is further understood and agreed that this indemnity and defense obligation shall include the obligation to reimburse PURCHASER for any attorneys' fees, costs and expenses which may be incurred by PURCHASER in enforcing the defense and indemnity obligations set forth in this Article.
               (b) For liabilities and indemnities assumed by BUILDER under this CONTRACT all insurance policies of BUILDER (and its subcontractors, if any) shall expressly waive subrogation as to PURCHASER. It is further agreed that each such policy, other than Worker's Compensation policies, shall name PURCHASER as an additional insured, for liabilities and indemnities assumed by BUILDER, it being understood that such policies shall be endorsed to provide that BUILDER'S policies are primary to, and shall receive no contribution from, any insurance policies maintained by PURCHASER.

               (c) Without in any manner limiting the generality of the foregoing Subarticle (a), BUILDER agrees to protect, defend, indemnify and hold Owner Group harmless from and against any and all claims, demands, suits, administrative fines and penalties, liabilities or causes of action, civil or criminal, including those made by or before any administrative body or commission established by any government having jurisdiction over the premises, relating to the generation or disposal of hazardous wastes or to the pollution or contamination of the waters, or air, or earth, or otherwise directly or indirectly arising out of or connected with or related to this CONTRACT or the performance thereof, regardless of whether based on any violation or purported violation of a statute, ordinance or regulation of any governmental authority, but only if caused by BUILDER's negligence. BUILDER assumes the obligation to comply with all such statutes, ordinances and regulations. As used in this Subarticle, the phrase "liabilities" includes without limitation expenditures for controlling and removing pollutants, expenditures for cleaning up any polluted areas, sums paid on account of injury to or death of persons, and sums paid or assessed on account of damage to or destruction of property, public or private, including any and all natural resources and marine life. The obligations of this Subarticle (c) will expire on the Delivery Date.

               (d) PURCHASER agrees to protect, defend, indemnify and hold BUILDER, its agents, officers, directors, employees, and representatives (hereinafter referred to collectively as "Contractor Group") harmless from and against all claims, losses, costs, suits, judgments, demands, damages, penalties, liabilities, debts, expenses and causes of action of whatsoever nature or character, whether known or unknown and whether arising out of contract, tort, strict liability, unseaworthiness of any vessel, misrepresentation, or violation of applicable law and/or any cause whatsoever, including but not limited to reasonable attorney's fees and other costs and expenses, without limit and without regard to the cause or causes thereof, which in any way arise out of or are related to this agreement between PURCHASER and BUILDER (including, without limitation, the performance of subject matter of this CONTRACT or ingress, egress or presence on any premises, whether land, buildings, vessels, or otherwise, in conjunction with this CONTRACT and which are asserted by or arise in favor of PURCHASER, PURCHASER's agents, representatives or employees (and/or their spouses or relatives) or PURCHASER's subcontractors, subcontractor's agents, representatives or employees (and/or their spouses or relatives) due to bodily injury or death, whether or not caused by the sole, joint and/or concurrent negligence, fault or strict liability of Contractor Group, the unseaworthiness of any vessel, or any other cause whatsoever. It is further understood and agreed that this indemnity and defense obligation shall include the obligation to reimburse BUILDER for any attorneys' fees, costs and expenses which may be incurred by BUILDER in enforcing the defense and indemnity obligations set forth in this Article.

               (e) For liabilities and indemnities assumed by PURCHASER under this CONTRACT all insurance policies of PURCHASER (and its subcontractors, if any) shall expressly waive subrogation as to BUILDER. It is further agreed that each such policy, other than Worker's Compensation policies, shall name BUILDER as an additional insured, for liabilities and indemnities assumed by PURCHASER, it being understood that such policies shall be endorsed to provide that PURCHASER'S policies are primary to, and shall receive no contribution from, any insurance policies maintained by BUILDER.

               (f) Without in any manner limiting the generality of the foregoing Subarticle (d), PURCHASER agrees to protect, defend, indemnify and hold Contractor Group harmless from and against any and all claims, demands, suits, administrative fines and penalties, liabilities or causes of action, civil or criminal, including those made by or before any administrative body or commission established by any government having jurisdiction over the premises, relating to the generation or disposal of hazardous wastes or to the pollution or contamination of the waters, or air, or earth, or otherwise directly or indirectly arising out of or connected with or related to this CONTRACT or the performance thereof, regardless of whether based on any violation or purported violation of a statute, ordinance or regulation of any governmental authority, but only if caused by PURCHASER's negligence. PURCHASER assumes the obligation to comply with all such statutes, ordinances and regulations. As used in this Subarticle, the phrase "liabilities" includes without limitation expenditures for controlling and removing pollutants, expenditures for cleaning up any polluted areas, sums paid on account of injury to or death of persons, and sums paid or assessed on account of damage to or destruction of property, public or private, including any and all natural resources and marine life. The obligations of this Subarticle (f) will expire on the Delivery Date.



                   ARTICLE XVI  -  APPOINTMENT OF REPRESENTATIVES

               (a) PURCHASER designates Alan B. Nierenberg to be its authorized representative for all matters during the performance of this CONTRACT.

               (b) BUILDER designates Mr. Bruce Wismar to be its BUILDER's Program Manager for administering the performance of this CONTRACT.

               (c) The Parties agree that its named representative will be available for consultations during normal working hours.

               With respect to the performance of this CONTRACT, the PURCHASER shall be entitled to designate authorized representatives who shall have authority to give directions under this CONTRACT. Notice of all such designations (together with a statement of the scope of authority of the designee) and notice of the revocation of any prior designation shall be given promptly to the BUILDER in writing. The BUILDER shall have no obligation to follow any directions of the PURCHASER except those which shall be issued in writing over the signature of an authorized representative of the PURCHASER acting within the scope of his authority.

                      ARTICLE XVII  -  MATERIALS AND WORKMANSHIP

               (a) In performing the CONTRACT work, the BUILDER shall comply with all of the requirements of the American Bureau of Shipping, the United States Coast Guard and all other agencies having jurisdiction over the CONTRACT work (hereinafter called individually a "Regulatory Body" and collectively "Regulatory Bodies") notwithstanding that there may be shown in or on any drawing set out in the Specifications and the specific requirements of any item of CONTRACT work, and notwithstanding any approvals shown upon said drawing , subject, however, to the following: (i) if the Specifications specifically require work in excess of that required by the applicable Regulatory Body, such specifically required work shall be performed by the BUILDER as CONTRACT work required by this CONTRACT; (ii) if the Specifications require work which is less than that required by the applicable Regulatory Body, the BUILDER shall perform the work required by the Regulatory Body as CONTRACT work required by this CONTRACT; (iii) if the Specifications require work which is less than that required by the applicable Regulatory Body, and such regulatory requirement is in compliance with a rule or an interpretation of a rule of the Regulatory Body made effective subsequent to 7 March 1995, and said requirement effects an increase in the cost of the CONTRACT work and/or the Delivery Date, the Revised Contract Price and/or the Delivery Date shall be adjusted pursuant to the provisions of ARTICLE VII - CHANGES of this CONTRACT.

               (b) Unless otherwise specifically provided in the Specifications, all workmanship, equipment, materials, and articles incorporated in the Vessel shall be new, of first class marine quality and not known to be a discontinued line. The BUILDER shall furnish to the PURCHASER the purchase specifications and vendors' specifications for materials or components which BUILDER contemplates incorporating in the Vessel and all changes thereto, and names of the manufactures, vendors and subcontractors of the principal items of machinery, mechanical and other equipment and work which it contemplates incorporating in or having performed on the Vessel.

                 ARTICLE XVIII  -  INSPECTION - APPROVAL OF DRAWINGS

               (a) All material and workmanship, unless otherwise designated by the Specifications or by this CONTRACT, shall be subject to inspection by representatives of the PURCHASER and representatives of Regulatory Bodies at any and all proper times during manufacture and/or construction at any and all places where such manufacture and/or construction are carried on, and BUILDER's subcontracts shall make appropriate provision therefor. Access to the Shipyard for the performance and administration therein of all inspections and tests that may be required by the representatives of the PURCHASER or representatives of Regulatory Bodies shall at all times be subject to BUILDER's security requirements.


               (b) The BUILDER shall furnish promptly at the Shipyard, without additional charge, all reasonable facilities and materials, including suitably furnished offices for the PURCHASER with light, heat and air conditioning, as required by climatic conditions, telephone, desks, drawing tables, and filing cabinets, necessary for the convenient administration of the inspection and tests that may be required by the representatives of the PURCHASER and Regulatory Bodies. Long distance telephone charges will be for the account of PURCHASER.

               (c) Within thirty (30) days after the effective date of this CONTRACT, the BUILDER shall submit for approval a Working Drawing schedule listing all Working Drawings to be prepared and the dates by which each Working Drawing is to be completed. Copies of all Working Drawings will be submitted to PURCHASER for review, and the PURCHASER shall return the Working Drawings within fourteen (14) days after receipt thereof marking corrections required for compliance with the Specifications. Failure of the PURCHASER to return a Working Drawing within fourteen (14) days shall constitute acceptance of such Working Drawing. Approval or acceptance of such Working Drawings , materials and components or schedules shall not relieve the BUILDER from the responsibilities specified in this CONTRACT. BUILDER will keep PURCHASER advised of required reviewing priorities. BUILDER will provide PURCHASER with copies of all correspondence with Regulatory Bodies. BUILDER will provide PURCHASER full access to all working documents for this CONTRACT.

               (d) The PURCHASER shall promptly approve all work and materials conforming to the requirements of this CONTRACT and shall promptly reject all work and materials not conforming to the requirements of this CONTRACT. Rejected workmanship shall be satisfactorily corrected, and rejected material shall be satisfactorily repaired or replaced with proper material without charge therefor, unless such work or material shall have been furnished by the PURCHASER, in which event the remedying of such defective work, or the replacing of such defective material, if done by the BUILDER, shall be treated as a change under this CONTRACT. The BUILDER shall promptly segregate and remove the rejected material. The acceptance of such workmanship and materials shall not prejudice the rights of the PURCHASER under this CONTRACT.

               (e) All inspection, tests, and approvals shall be performed in such manner as not to unnecessarily delay the work.

               (f) The provisions of this Article are subject to the provisions of other ARTICLES of this CONTRACT and Specifications relative to the trials, tests and acceptance of work done on the Vessel.

               (g) If requested by the Secretary upon delivery of the Vessel, the PURCHASER will provide or cause to be provided a complete set of drawings used for the construction of the Vessel on microfilm or other acceptable format.

                               ARTICLE XIX  -   TRIALS

               (a) The Vessel shall have the trials set forth in the Specifications and this CONTRACT. The reasonably necessary expenses of all trials shall be borne by the BUILDER except that the PURCHASER will furnish the operating crew for the Vessel.

               (b) When work on the Vessel is substantially complete, as required by this CONTRACT, and when the BUILDER has made sufficient tests at the dock to the satisfaction of the PURCHASER to be reasonably sure of compliance with the requirements of this CONTRACT, the Vessel shall be subject to trials at sea as prescribed by the Specifications and this CONTRACT.

               (c) If there is reasonable cause to question its performance, new machinery or machinery repaired by BUILDER shall be opened up for post-trial inspection and examination after completion of such trials at sea. If any defects, deficiencies or damage appear in the work performed by the BUILDER or in the materials or equipment supplied by the BUILDER excluding the Stern, the defects, deficiencies or damage shall be corrected by and at the expense of the BUILDER, after which the machinery shall be closed and connected, ready for service.


                     ARTICLE XX  -  ADDITIONAL TRIALS - EXPENSES

               If, at and upon the trials described in ARTICLE XIX - TRIALS hereof, there shall be any failure of the Vessel to meet the requirements of the Specifications and this CONTRACT, the BUILDER shall, after corrective action is taken and provided a trial is necessary to reasonably prove the effectiveness of the corrective action, be required to make further trials, sufficient in number reasonably to demonstrate compliance with the Specifications and this CONTRACT. Except for the operating crew furnished by PURCHASER, or the Stern, the costs of all additional trials required by this ARTICLE XX - ADDITIONAL TRIALS - EXPENSES shall be borne by the BUILDER, except that with regard to any trials made necessary by failure or malfunction upon prior trial of equipment or machinery furnished by the PURCHASER, the PURCHASER shall bear the cost of such additional trial.

                ARTICLE XXI  -  ACCEPTANCE AND DELIVERY OF THE VESSEL

               (a) On completion of the inspections by PURCHASER, as well as all tests, and trials and rectification of any defects discovered therein, with the exception of those defects as may be listed in the Delivery Certificate by PURCHASER, a meeting will be held between the BUILDER and PURCHASER at which:

                    (i) The BUILDER will report to PURCHASER on the work carried out in rectifying any defects or omissions found in the Vessel during the sea trials and/or any work outstanding on completion of the sea trials;

                    (ii) PURCHASER'S representatives may conduct a final inspection of the Vessel in the presence of BUILDER'S representatives;

                    (iii)The Parties will agree to the quantity and value of fuel and lubricants remaining on board after completion of all tests and sea trials to be charged to PURCHASER.

                    (iv) BUILDER will present to PURCHASER evidence that the Vessel is certified by the U.S. Coast Guard and ABS (interim certification), unless PURCHASER furnished equipment, or the Stern precludes such certification.

                    (v) PURCHASER shall pay to BUILDER any amount then due under the provisions of ARTICLE VI, PAYMENT OF CONTRACT PRICE - METHOD OF PAYMENT.

                    (vi) Upon completion of items (i), (ii), (iii), (iv), and (v) above and any other outstanding matters, the BUILDER will deliver the Vessel to PURCHASER, whereupon PURCHASER will accept the Vessel by the concurrent execution by both Parties of a Delivery Certificate, whereupon such title to the Vessel as remains in BUILDER will pass to PURCHASER.

               (b) The interval between completion of the sea trials and the delivery shall be sufficient to enable the inspections and rectifications of defects to be completed, but in any event shall not be less than four (4) business days.

               (c) Within five (5) business days after delivery, PURCHASER shall remove the Vessel from BUILDER'S yard. The Vessel shall be deemed ready for delivery when it has received the necessary certification by the U. S. Coast Guard without any qualification or limitation that would significantly affect the operation or commercial value of the Vessel in the intended service and has been judged ready for delivery without any qualification or limitation that would significantly affect the commercial value or operation of the Vessel in the intended service by the Surveyor of the American Bureau of Shipping assigned to the Vessel. If after the necessary U.S. Coast Guard certification and ABS approvals have been obtained and there still remains a good faith dispute between the parties as to whether the Vessel is ready for delivery, the PURCHASER may deposit the estimated cost of the disputed items into an escrow account in accordance with the provisions of Subarticle XXV(f) hereof and accept delivery of the Vessel.

               (d) If by agreement between the Parties and notwithstanding the provisions of this ARTICLE the Vessel is accepted by PURCHASER with any known outstanding discrepancies or defects not corrected prior to delivery, each deficiency or deviation from the Specifications and drawings not previously approved by BUILDER and PURCHASER shall be set out in a list and signed by PURCHASER and BUILDER. At the option of PURCHASER, the Parties may agree on money damages in lieu of performance by BUILDER for each such deficiency or deviation.

               (e) The Vessel shall be turned over by BUILDER to PURCHASER in midstream of the Mississippi River at the Shipyard.

                             ARTICLE XXII  -  GUARANTEE

               (a) Notwithstanding any inspection or failure to reject by the PURCHASER or any Regulatory Body pursuant to ARTICLES XVIII through XXI of this CONTRACT, if, at any time within twelve (12) months after delivery of the Vessel there shall arise or be discovered any weakness, any deficiency, any failure, any breaking down or deterioration in the design, workmanship, equipment, machinery, or material, furnished by the BUILDER or its subcontractors in performing the CONTRACT work, excluding all PURCHASER furnished items and excluding the Stern except for work performed by the BUILDER pursuant to the Specifications, which causes the Vessel to not function as prescribed and as intended by the Specifications and this CONTRACT (herein called a "Guarantee Deficiency"), such Guarantee Deficiency shall be made good, at the BUILDER's expense, to the requirements of the Specifications and this CONTRACT; provided, however, the BUILDER shall not be responsible for the cost of correcting any such Guarantee Deficiency due to ordinary wear and tear, nor to the extent increased by the negligence or other improper act of the PURCHASER or any operator of the Vessel or of any other person other than the BUILDER or its subcontractors during said period. The liability of the BUILDER to the PURCHASER under this CONTRACT on account of any such Guarantee Deficiency shall not extend beyond the actual corrective repair or replacement thereof at straight time commercial shipyard or ship repair yard rates, or overtime rates that have been approved by BUILDER in case of emergency, including the cost of the dockage of the Vessel, if necessary. The BUILDER shall not be liable to the PURCHASER for any damage to such Vessel or its equipment or cargo or other property of the PURCHASER or for consequential damages of the PURCHASER arising out of any such Guarantee Deficiency, except that in the event any Guarantee Deficiency in any item of machinery or equipment furnished by the BUILDER, or in the event that any workmanship or material furnished by the BUILDER in performance of work upon the Vessel's machinery or equipment, gives rise to a Guarantee Deficiency causing any damage to such items of machinery or equipment, the BUILDER shall be liable not only for the cost of correcting or repairing such Guarantee Deficiency, but also shall be liable for the cost of correcting or repairing such damage to such item of machinery or equipment caused by such Guarantee Deficiency. Any work required to be performed pursuant to the provisions of this ARTICLE shall be carried out, if practicable and at the PURCHASER's option, at the shipyard of the BUILDER. The BUILDER may, with the concurrence of the PURCHASER, have such work performed by its subcontractor, another shipyard or repair facility. The PURCHASER may, however, have such work performed by a shipyard or ship repair yard at any port satisfactory to it and in that event the BUILDER shall be liable to the PURCHASER for the reasonable expense thereof at the straight time commercial shipyard or ship repair yard rates prevailing in such port areas, including the cost of dockage of the Vessel, if necessary. Should the BUILDER so desire, it may have an engineer onboard the Vessel for the guarantee period who shall have full opportunity to observe and inspect the working of the Vessel in all its parts, but without any directing or controlling authority over the Vessel. PURCHASER will provide suitable accommodations and board to the engineer during the guarantee period without charge.

               (b) The PURCHASER promptly shall notify the BUILDER of any Guarantee Deficiencies or damage for which the BUILDER is liable pursuant to Subarticle (a) above that are discovered or appear within the guarantee period, but in no event later than ten (10) days after the end of such period. In the event the PURCHASER proposes the repair or correction of such Guarantee Deficiency or damage before the Vessel reaches its next continental United States port, notice shall be given to the BUILDER not later than five (5) days after the discovery of the Guarantee Deficiency or damage and before repair, otherwise notice shall be given five
          (5) days after the Vessel next reaches a continental United States port and before the Guarantee Deficiency or damage is repaired or corrected. Whenever practical (taking into consideration the necessity of keeping the Vessel on schedule) the BUILDER shall be given an opportunity to inspect the Guarantee Deficiency or damage before it is remedied.

               (c) A final guarantee survey of the Vessel shall be conducted by the PURCHASER at or near the expiration of the guarantee period. Such survey shall be based on the Guarantee Deficiencies in the CONTRACT work appearing or discovered during the guarantee period. In the event that the Vessel is not available for the guarantee survey on or before the end of the guarantee period, the PURCHASER promptly shall submit to the BUILDER a list of all of the Guarantee Deficiencies in the CONTRACT work appearing or discovered during the guarantee period and all damage for which the BUILDER is liable under the provisions of this ARTICLE. The final guarantee survey shall be held at such port in the United States as the PURCHASER designates and seven (7) days written notice of time and place for such guarantee survey shall be given to the BUILDER by the PURCHASER.

               (d) For the determination of any underwater Guarantee Deficiencies, the PURCHASER, at the PURCHASER's expense, may retain two (2) divers, one to be chosen by BUILDER, to inspect the bottom of the Vessel in clear water. If both divers agree in writing to the extent of underwater Guarantee Deficiencies to the Vessel then PURCHASER may drydock the Vessel within twenty four
          (24) months after its delivery at its expense and BUILDER will not be responsible for repairs of the Guarantee Deficiencies except as documented by the agreement of both divers. If both divers cannot agree to the extent of the underwater Guarantee Deficiencies to the Vessel then PURCHASER may request that BUILDER drydock the Vessel at its expense within fifteen months following the Vessel delivery and BUILDER's liability for underwater Guarantee Deficiencies will be limited to those which arose during the twelve (12) month guarantee period. If it becomes necessary to drydock the Vessel solely for the correction of a Guarantee Deficiency for which the BUILDER is responsible, the cost of the entire drydocking required for the correction of the Guarantee Deficiency, as well as the cost of remedying the deficiency, as provided in this ARTICLE , shall be at the expense of the BUILDER.

               (e) At the end of the guarantee period herein provided, the BUILDER agrees to transfer and assign to the PURCHASER, as to any item of material installed in the Vessel, the guarantee rights of the BUILDER against the vendor of such item of material which under the terms of such vendor's guarantee the vendor's obligations extend for a period beyond the guarantee period herein set forth; provided that the BUILDER may exclude from such assignment any rights against the vendor in favor of the BUILDER for Guarantee Deficiencies and damages within the guarantee period in ARTICLE XXII - GUARANTEE (a) hereof. BUILDER will assign to PURCHASER any warranties in excess of the twelve (12) months after the delivery of the Vessel that BUILDER is able to obtain from paint vendors, if any.

               (f) The liability (if any) of the BUILDER for a Guarantee Deficiency and for any damage to the equipment or machinery of the Vessel, resulting from any Guarantee Deficiency, as set out in this ARTICLE, is the exclusive remedy of the PURCHASER in warranty, contract, tort or otherwise against the BUILDER for any Guarantee Deficiency. Except for the provisions of ARTICLE XI, CONTRACT PRICE ADJUSTMENTS, in no event under this CONTRACT shall BUILDER be responsible for any sum in excess of the repairs and/or replacement as specified herein it being specifically understood that BUILDER is not responsible for delay, demurrage, loss of profits, loss of use or any other consequential damages. It is specifically understood that any Guarantee Deficiency reported after the twelve (12) month guarantee period, except for the underwater Guarantee Deficiencies of Subarticle (d) above, and all damages therefrom, shall be the exclusive responsibility of PURCHASER.

               (g) THE GUARANTEES SET FORTH IN THIS ARTICLE XXII, GUARANTEE, RELATING TO ANY GUARANTEE DEFICIENCY ARE EXCLUSIVE AND ARE IN LIEU OF ALL IMPLIED WARRANTIES (INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND WORKMANLIKE SERVICES).

               (h) Anything to the contrary notwithstanding, the BUILDER does not guarantee PURCHASER furnished materials or equipment, nor the Stern, for any Guarantee Deficiency items except to meet the requirements stipulated in ARTICLE X, PERFORMANCE STANDARD.

                        ARTICLE XXIII  -  DEFAULT BY PURCHASER

               The following shall constitute events of default by PURCHASER under this CONTRACT:

               (a)  Delay in Payment
               Failure of PURCHASER to make payment to BUILDER as required under the provisions of ARTICLE VI - PAYMENT OF CONTRACT PRICE - METHOD OF PAYMENT, provided payment is not received by BUILDER for a period of ten (10) days after written notice to PURCHASER thereof by BUILDER.

               (b)  Non-Compliance with other Undertakings
               Default in compliance with or the due and punctual performance of any material warranties, covenants and agreements required to be maintained and performed by PURCHASER hereunder other than the scheduled delivery of the S/S Spray, which default continues unremedied for a period of thirty (30) days after written notice to PURCHASER thereof by BUILDER.

               (c)  Receivership or Insolvency
               An order of a court of competent jurisdiction, other than upon petition by BUILDER, appointing a receiver, liquidator or trustee of the assets of PURCHASER or any part thereof or a decree of such court adjudicating PURCHASER as bankrupt, or declaring PURCHASER insolvent.


               (d)  Acts of Bankruptcy
               The filing by PURCHASER of a voluntary petition in bankruptcy, or the making by PURCHASER of an assignment for the benefit of its creditors, or the admission by PURCHASER in writing of its inability to pay its debts generally as they become due, or its consent to, acquiescence in or failure to contest the appointment of a receiver or receivers of all or part of its assets.

               (e)  Voluntary Reorganization
               Any petition or any answer proposing the reorganization of PURCHASER pursuant to the Federal Bankruptcy Act or any similar law, federal or state, being filed against PURCHASER in any court and not being dismissed or denied within sixty (60) days after the date on which such petition or answer was filed, or the approval of any such petition or answer by any court.

               (f)  Involuntary Reorganization
               The filing of a petition by any of the creditors of PURCHASER to reorganize PURCHASER pursuant to the Federal Bankruptcy Act or any similar law, federal or state, and such petition not being dismissed or denied within sixty (60) days after the date on which such petition was filed, or the approval of such petition by the court having jurisdiction thereof.

               (g)  Seizure of Assets
               The assumption of custody or control of the whole or any substantial part of the assets of PURCHASER for a period in excess of thirty (30) days by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency.

               (h)  Nondelivery of S/S Spray
               Failure to timely deliver the S/S Spray as required by
          ARTICLE IV, ITEMS FURNISHED BY PURCHASER.


                         ARTICLE XXIV  -  DEFAULT BY BUILDER

               The following shall constitute events of default by BUILDER under this CONTRACT:

               (a)  Receivership or Insolvency
               An order of a court of competent jurisdiction, other than upon petition by PURCHASER, appointing a receiver, liquidator or trustee of the assets of BUILDER or any part thereof, or a decree of such a court adjudicating BUILDER as bankrupt, or declaring BUILDER insolvent.

               (b)  Acts of Bankruptcy
               The filing by BUILDER of a voluntary petition in bankruptcy, or the making by BUILDER of an assignment for the benefit of its creditors, or the admission of BUILDER in writing of its inability to pay its debts generally as they become due, or its consent to, acquiescence in or failure to contest the appointment of a receiver or receivers of all or any part of its assets.

               (c)  Voluntary Reorganization
               Any petition or answer proposing the reorganization of BUILDER pursuant to the Federal Bankruptcy Act or any similar law, federal or state, being filed against BUILDER in any court and not being dismissed or denied within sixty (60) days after the date on which such petition or answer was filed, or the approval of such petition or answer by any court of competent jurisdiction.

               (d)  Involuntary Reorganization
               The filing of a petition to reorganize BUILDER by any of the creditors of BUILDER pursuant to the Federal Bankruptcy Act or any similar law, federal or state, and such petition not being dismissed or denied within sixty (60) days after the date on which such petition was filed, or the approval of such petition by the court having jurisdiction thereof.



               (e)  Attachment of Liens or Privileges
               The attachment of any lien or privilege to the Vessel not due to the acts or omissions of PURCHASER or persons in privity with it, whether under federal or state law or the General Maritime Law, if such lien is not removed within sixty (60) days after written demand by PURCHASER to BUILDER for such removal or unless BUILDER, within such time, shall not have provided PURCHASER with a bond by sureties acceptable to PURCHASER against such lien in an amount equal to the face amount of such lien.

               (f)  Non-Compliance
               Default in compliance with or the due performance of any material warranties, covenants and agreements required to be maintained and performed by BUILDER hereunder, which default continues unremedied for a period of third (30) days after written notice to BUILDER thereof.

             ARTICLE XXV  -  ACTION BY BUILDER UPON DEFAULT BY PURCHASER

               (a)  Right of Termination
               In the event that any one or more of the events of default specified in ARTICLE XXIII - DEFAULT BY PURCHASER of this CONTRACT shall have occurred and be continuing, BUILDER, if it so elects, may terminate this CONTRACT thirty (30) days (ten (10) days if for non-payment and as otherwise indicated in ARTICLE IV,

          ITEMS FURNISHED BY PURCHASER, for PURCHASER's failure to deliver the S/S King) after written notice has been given to the PURCHASER.

               (b)  Completion and Sale of Vessel
               In the event of such termination, PURCHASER agrees that BUILDER shall be entitled to continue construction and to sell the Vessel while work is in process or after completion. Sale of the Vessel under this ARTICLE XXV means all work-in-process, materials, articles of machinery, outfit and equipment and supplies to be installed in the Vessel. Pending such sale, BUILDER shall be entitled to retain any progress payments already paid.

                    (i) Any such sale may be effected by the BUILDER either by public auction (in which case BUILDER, its agents or affiliates may bid for and buy the Vessel) or by private contract on such terms and conditions as BUILDER may see fit, but BUILDER shall be bound in good faith to secure the best price obtainable, and no such private contract shall be effective until fifteen
          (15) days after BUILDER has notified PURCHASER and the Secretary of its intention to enter such contract and the purchase price thereunder.

                    (ii) In the event BUILDER elects to complete and sell the Vessel, then BUILDER thereafter shall repay to PURCHASER (but without interest) an amount equal to the sum of all progress payments made by PURCHASER, less any deficiency between (a) the Revised Contract Price as adjusted under this CONTRACT at the time of such sale and (b) the net price realized for the Vessel from the sale, after payment of all additional costs, charges and expenses incurred by BUILDER resulting from such default.

                    (iii)In the event that BUILDER elects to complete the Vessel, PURCHASER shall be entitled to negotiate the revival of this CONTRACT at any time before the sale of the Vessel by providing satisfactory evidence that the events causing the default have been remedied.

               (c)  Abandonment of Construction
               In the event of termination, BUILDER may at its option elect not to complete the Vessel and to sell the Vessel in its state of completion at the time of abandonment of construction. If BUILDER so elects, BUILDER shall notify PURCHASER in writing of its election and shall thereafter repay to PURCHASER (but without interest) all progress payments already paid by PURCHASER less the sum of: (i) One-Hundred ten percent (110%) of BUILDER's reasonable costs incurred in the CONTRACT work to the date of the abandonment of construction, plus (ii) such other costs, charges, expenses and damages as BUILDER may have incurred as a result of the default of PURCHASER, minus (iii) the proceeds of any sale of the Vessel in its state of completion as of the time of abandonment of construction and the reasonable value of any part thereof that remains unsold. BUILDER shall be bound in good faith to secure the best price obtainable therefor for purposes of the determination of item (iii) of the foregoing sum; and if PURCHASER shall have cause to believe that BUILDER has not obtained the best price and terms possible, PURCHASER or the Secretary shall have the option of purchasing the Vessel for cash within thirty (30) days after notice thereof by BUILDER to PURCHASER at the price and on the terms of the offer by a third party deemed by BUILDER to be most favorable to BUILDER.

               (d)  Alternative Remedies
               The rights conferred upon BUILDER under the terms of this
          ARTICLE XXV - ACTION BY BUILDER UPON DEFAULT OF PURCHASER shall not be exclusive of any other remedies in law or equity which might be otherwise available to BUILDER upon the happening of the events of default specified in ARTICLE XXIII - DEFAULT BY PURCHASER hereof. Failure of BUILDER to exercise any of the rights conferred upon it hereunder with respect to any default of PURCHASER shall not constitute a waiver of any rights of BUILDER with respect to any other events of default of PURCHASER hereunder.

               (e)  Contract Group Adjustments
               The Revised Contract Price increase due and payable as part of the settlement of accounts pursuant to this ARTICLE XXV, ACTION BY BUILDER UPON DEFAULT BY PURCHASER shall include any adjustment of the Revised Contract Price to be made pursuant to
          ARTICLE III, CONTRACT GROUP.

               (f)  Escrow of Funds During Disputes
               In the event any payment or payments otherwise due to BUILDER under this CONTRACT are subject to a good faith dispute between the parties arising under any of the other ARTICLES of this CONTRACT, then, pending resolution of said dispute, PURCHASER or the Secretary shall have the right to prevent termination of this CONTRACT by BUILDER by depositing the dollar amount of payments then under dispute with an escrow holder which shall be a national banking association or trust company. Said amount shall be held by the escrow holder in interest-bearing accounts and any interest accruing thereon (at the rate paid by the escrow holder and not at the rate defined elsewhere in this CONTRACT), less lawful charges, shall be paid to the party who prevails in any such dispute to the extent it prevails. This Subarticle shall be subject to all other ARTICLES of this CONTRACT and is intended to provide for the specific event of imminent termination of this CONTRACT by BUILDER or delay in the delivery of the Vessel.

             ARTICLE XXVI  -  ACTION BY PURCHASER UPON DEFAULT OF BUILDER

               (a) In the event that any one or more of the events of default specified in ARTICLE XXIV - DEFAULT BY BUILDER of this CONTRACT shall have occurred except for late delivery, the PURCHASER may terminate this CONTRACT. The PURCHASER may then proceed to have all or part of the work on the Vessel completed at BUILDER's Shipyard or elsewhere and for such purpose may take possession and use and occupy so much of the BUILDER's shipyard, plant, equipment, tools, machinery and appliances, as may be needed for such purposes, without the payment of any rental or other charge therefor to the BUILDER. BUILDER hereby agrees to assure to the PURCHASER such use and occupancy of said facilities and said other property of the BUILDER for such period of time as may be necessary for the completion of the CONTRACT work.

               (b) If the PURCHASER shall elect to have all or part of the CONTRACT work completed, the BUILDER shall (i) assign such subcontractors and orders for material, services and supplies to be used in the performance of said CONTRACT work to the PURCHASER as the PURCHASER may direct, and (ii) pay to the PURCHASER the amount by which the total cost to the PURCHASER of completing said work (including all amounts paid to the BUILDER hereunder), plus such other costs, charges, expenses (including reasonable attorneys fees) and damages as PURCHASER may have incurred as a result of the default of BUILDER exceeds the total Revised Contract Price provided in this CONTRACT, as adjusted hereunder; provided, however, that in computing the amount, if any, to be paid by the BUILDER to the PURCHASER, appropriate adjustment shall be made for changes in the CONTRACT work subsequent to the termination of the CONTRACT.

               (c) If the PURCHASER shall elect not to complete the Vessel, the PURCHASER, at any time within one hundred fifty (150) days from the date of termination hereunder, may sell the partially completed Vessel, work-in-process, materials, articles of machinery, outfit and equipment and supplies to be installed in the Vessel, together with providing copies of all drawings , specifications, calculations and other records reasonably required for the construction or equipment thereof, provided that subject to PURCHASER'S right to use all documentation for completion of the Vessel the BUILDER shall continue to be entitled to all rights under ARTICLE VIII - RIGHTS TO DESIGN DATA. The PURCHASER shall have access to the Shipyard in order to conduct the sale. Any purchaser at any such sale shall be given reasonable time, not less than sixty (60) days from the date of sale, within which to remove from the BUILDER's plant the Vessel, work-in-process, materials, articles of machinery, outfit, equipment and supplies purchased. The BUILDER or PURCHASER may become a purchaser at such sale. The proceeds of the sale shall be applied, first, to payment of all costs and expenses, including reasonable attorney's fees incurred by the PURCHASER or its assigns in making such sale, secondly, to reimbursement of the PURCHASER for payments heretofore made by the PURCHASER to the BUILDER on account of the Vessel; and thirdly, to payment of such other costs, charges, expenses and damages, including reasonable attorneys fees, as PURCHASER may have incurred as a result of the default of BUILDER. The remaining proceeds, if any, shall be paid over to the BUILDER. In the event the proceeds of the sale shall not be sufficient to pay the first, second and third items, as above set forth, the difference shall be paid to the PURCHASER by the BUILDER.

               (d) The rights conferred upon the PURCHASER under the terms of this Article shall not be exclusive of any other remedies in law or equity which might be otherwise available to PURCHASER upon the happening of the events of default specified in ARTICLE XXIV - DEFAULT BY BUILDER. Failure of the PURCHASER to exercise any of the rights conferred upon it hereunder with respect to any event of default of BUILDER shall not constitute a waiver of the right subsequently to terminate this CONTRACT, as herein provided.

                               ARTICLE XXVII  -  TITLE

                         a) Title to the Vessel and to the work for the Vessel shall vest in the PURCHASER as and when performed, title to the materials to be incorporated or installed in the Vessel shall vest in the PURCHASER as and when delivered to the shipyard or yard of the BUILDER, and title to the components to be incorporated or installed in the Vessel shall vest in the PURCHASER as and when fabricated. As used herein, the term
          "Vessel" shall also mean a "ship" as defined in LA. R.S. 9:5522 and the terms, "work", "materials" and "components" shall have the meanings as set forth in La. R.S. 9:5522 provided, however, that the PURCHASER's lenders agree that BUILDER's liens on the Vessel (at any stage of completion) and on the work, materials and components, in each case, securing BUILDER's claims for payments due under the CONTRACT for which BUILDER has not previously been paid as required by the CONTRACT are superior to the lender's lien, and also provided, however, that except as may otherwise be provided in this CONTRACT, the risk of loss or damage to such material and the Vessel shall remain with the BUILDER, and the PURCHASER shall not be deemed to have waived its rights to require the BUILDER to replace, at the BUILDER's expense, defective, damaged or destroyed workmanship or material, and to deliver the Vessel with the CONTRACT work completed, as provided in this CONTRACT. BUILDER will properly identify the ship, work, components and materials as belonging to the PURCHASER all in accordance with La. R.S. 9:5523 and shall certify to the PURCHASER and the Secretary, from time to time, that these requirements have been fully complied with. Title to all scrap and title to any material which is surplus to the requirements of this CONTRACT (except material furnished by the PURCHASER or which under any adjustment of Revised Contract Price under the provisions of ARTICLE VI - PAYMENT OF CONTRACT PRICE - METHOD OF PAYMENT of this CONTRACT remains the property of the PURCHASER) shall vest in the BUILDER. Notwithstanding the provisions of this ARTICLE as to title, the BUILDER shall be subject to the risk of loss of all CONTRACT workmanship and material and the undelivered Vessel as provided in this CONTRACT.


               (b) The Existing Vessel's forebody removed from the Existing Vessel, pursuant to the terms of this CONTRACT, including all fittings, equipment and appurtenances thereto not used on the Vessel or having been removed as provided in the Specification, shall become the property of the PURCHASER at the time of severance from the Existing Vessel "AS IS" without any warranties. PURCHASER warrants title to and that the severed Stern section, including all such fittings, equipment and appurtenances thereto, will on and after the delivery date of the Existing Vessel to the Shipyard be free and clear of all liens, security interests, claims and encumbrances of every nature and PURCHASER shall defend, indemnify and hold BUILDER harmless from and against any such lien, security interest, claim or encumbrance. The obligations of this Subarticle shall survive the termination or completion of this CONTRACT.

               (c) PURCHASER will remove, or cause the removal of, the Existing Vessel's forebody from BUILDER's premises within forty five (45) days of BUILDER's severance of the existing forebody from the existing Stern and the removal of reusable equipment from the existing forebody. While the existing forebody remains on BUILDER's premises, BUILDER shall assume all risks and expenses associated with the dockside mooring described in
          ARTICLE IV.

                              ARTICLE XXVIII  -   LIENS

               (a) BUILDER agrees that no liens, security interests or rights in rem of any kind arising out of the CONTRACT work, or on account of any claim against the BUILDER arising from the construction of the Vessel or against any subcontractor of the BUILDER performing work or furnishing material under this CONTRACT shall lie or attach against or upon the Vessel or any of said property, material or CONTRACT work, except, however, liens, security interests or rights in rem in favor of a claimant arising out of acts or omissions of the PURCHASER.

               (b) If any such lien, security interest or right in rem of any kind is filed or asserted against or attached upon the Vessel or any of said property, material or CONTRACT work, the party having knowledge thereof shall promptly notify the other party. If such lien, security interest or right in rem does not arise out of acts or omissions of the PURCHASER, BUILDER shall, not later than thirty (30) days thereafter, secure the discharge or release of such lien, security interest or right in rem; provided, however, the BUILDER may contest such lien, security interest or right in rem or the claim upon which it is based and if within the time herein provided shall not have secured the discharge or release of such lien, security interest or right in rem by court order, then BUILDER shall furnish to PURCHASER or the appropriate court having jurisdiction in such matters, such bond or security therefor as shall be acceptable to PURCHASER, and BUILDER shall indemnify and save harmless the PURCHASER from all costs, charges and damages by reason of such lien, security interest, right in rem or claims in any way attributable thereto.

                                ARTICLE XXIX -  TAXES

               The BUILDER shall pay, as a cost of the BUILDER, all federal, state, parish, city and other taxes, assessments and duties in effect prior to the date of this CONTRACT and lawfully assessed or levied prior to delivery and acceptance of the Vessel by the PURCHASER, against the Vessel and material, supplies and equipment to be used, or used in, the construction of the Vessel. Notwithstanding the provisions of the preceding sentence, any sales, use, excise or other taxes lawfully assessed or levied concurrently or in connection with the delivery, transfer of possession, or acceptance or passage of title of the Vessel to the PURCHASER shall be paid by the PURCHASER in addition to the Revised Contract Price.

                         ARTICLE XXX  -   PATENT INFRINGEMENT

               The BUILDER shall be responsible for any and all claims against the PURCHASER or the Vessel for infringement of patents, patent rights, copyrights or trademarks in the construction of the Vessel as constructed by the BUILDER (excepting claims arising out of equipment, machinery or material supplied to the

          BUILDER by the PURCHASER or the use, sale or disposition thereof) and the BUILDER shall defend, save harmless and indemnify the PURCHASER and the Vessel against all such claims and against all costs, expenses, charges and damages which the PURCHASER or the Vessel may be obligated to pay by reason thereof, including expenses of litigation, if any; provided, that the foregoing shall not apply to inventions covered by applications for United States Letters Patent which, during the performance of this CONTRACT, are being maintained in secrecy, under the provisions of 35 U.S.C., Sections 181-188, nor shall the BUILDER be obligated to indemnify the PURCHASER or the Vessel for any infringement of patents, patent rights, copyrights or trademarks resulting from compliance by the BUILDER with any specific written instructions of the PURCHASER; provided, further, that upon any such claim being made against said Parties or any thereof, the BUILDER shall be notified promptly of such claim and also of any suit brought in connection therewith and shall be given an opportunity to defend the same; and provided further that no payment on account of any such claim shall be made by the PURCHASER unless with the consent of the BUILDER or pursuant to the decree of a proper court or tribunal.

                       ARTICLE XXXI  -   ASSIGNMENT OF CONTRACT

               This CONTRACT may not be assigned by PURCHASER or BUILDER without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that PURCHASER may assign this CONTRACT to any applicable United States government entity for the purposes of financing the Contract
          Price under Title XI.   Neither BUILDER nor PURCHASER will make
          any assignment of this CONTRACT without the prior written approval of the Secretary.

                        ARTICLE XXXII  -   COMPUTATION OF TIME

               All periods of time shall be computed by including
          Saturdays, Sundays and holidays except that if such period terminates on a Saturday, Sunday or holiday, it shall be deemed extended to the business day next succeeding.



           ARTICLE XXXIII  -   BUILDER TO COMPLY WITH LAWS AND REGULATIONS

               The BUILDER shall comply with all laws, rules, regulations, and requirements of any applicable classification society and of the departments or agencies of the United States affecting the construction of works, plants, and vessels, in or on navigable waters and the shores thereof, and all other waters subject to the control of the United States, and shall procure at its own expense such permits from the United States, state and local authorities as may be necessary in connection with beginning or carrying on to completion of the CONTRACT work. BUILDER shall at all times comply with all United States, state and local laws in any way affecting the CONTRACT work; provided, however, that the provisions of ARTICLE VII - CHANGES and ARTICLE XXII - GUARANTEE of this CONTRACT shall govern the BUILDER's right to recover any increased costs due to changes in the rules or laws of any classification society or other authority affecting the CONTRACT work.

                          ARTICLE XXXIV  -   APPLICABLE LAW

               (a) This CONTRACT shall be constructed in accordance with the laws of the State of Louisiana and the General Maritime Law where its application is required for compliance with the Title XI financing requirements or as otherwise applicable to in this CONTRACT.

               (b) PURCHASER and BUILDER each hereby agree that any judicial proceeding instituted by one party against the other party involving any controversy or claim arising out of or relating to this CONTRACT shall be instituted only in the United States District Court for the Eastern District of Louisiana at New Orleans, Louisiana or, if the District Court has no jurisdiction over the cause, in the appropriate court of the State of Louisiana in Jefferson Parish, Louisiana. The parties hereto agree to submit to the personal jurisdiction of the above courts.






                              ARTICLE XXXV  -   NOTICES

               Until the BUILDER shall hereafter designate otherwise in writing to the PURCHASER, all notices hereunder directed to the BUILDER shall be in writing and shall be mailed by certified mail, return receipt requested, first class, postage prepaid addressed to:

                    Mr. Tom Doussan
                    Vice President - Commercial Ship Construction
                    Avondale Industries, Inc.
                    P.O. Box 50280
                    New Orleans, Louisiana  70150

               Until the PURCHASER shall hereafter designate otherwise in writing to the BUILDER, all notices hereunder directed to the PURCHASER shall be in writing and shall be mailed by certified mail, return receipt requested, first class, postage prepaid, to the following address:

          Richard D. Horner
                    American Heavy Lift Shipping Company, Inc.
                    365 Canal Street, Suite 2670
                    New Orleans, Louisiana  70130

               All notices given pursuant to this ARTICLE XXXV shall be deemed to have been received if so mailed and the sender has received the return receipt with notation thereon of delivery.

                            ARTICLE XXXVI  -  ARBITRATION

               (a) In the event a dispute arises hereunder, prior to the commencement of any formal proceedings, the Parties shall continue performance as set forth in this CONTRACT and shall attempt in good faith to reach a negotiated resolution by designating an officer of appropriate authority to resolve the dispute. If the Parties have attempted in good faith to resolve the dispute and failed to do so, if both BUILDER and PURCHASER agree, they may elect voluntary, non-binding arbitration. Disputes as to causes of delay are agreed to be resolved by mandatory and binding arbitration pursuant to this ARTICLE.

               (b)  In the event BUILDER claims a cause of delay under
          ARTICLE IX, EXTENSION OF TIME FOR COMPLETION OF WORK, and PURCHASER does not agree, or the PURCHASER claims a cause of delay under ARTICLE IV, ITEMS FURNISHED BY PURCHASER, and BUILDER does not agree, either of the Parties may request the Arbitrator to decide the issue(s) which will be binding on both Parties.

               (c) BUILDER and PURCHASER intend to agree on a mutually acceptable Arbitrator, and alternate Arbitrator in the event the office of the Arbitrator becomes vacant or otherwise is not able to function promptly, prior to any arbitration proceeding.

               (d) The Parties agree that the powers of the Arbitrator shall be limited as follows:
                    1.He shall deal only with the disputes which are referred for him to investigate and submit his findings and recommendations.
                    2.He shall have no power to decide any matter which is not directly related to the dispute submitted to him.
                    3.He shall have no power to modify the Working Drawings or any Specifications, terms or conditions related thereto.
                    4.He shall have no power to add to, subtract from, or modify any of the terms of this CONTRACT.
                    5.His decisions shall be advisory only and shall not bind the Parties except for determination of disputed causes of delay under ARTICLE IX, EXTENSION OF TIME FOR COMPLETION OF WORK. 6.He shall have no power to decide or interpret any matter arising under or which involves any of CONTRACT Exhibits C, E, F, G, H, I, or J.

               (e) The party initiating the demand for arbitration shall notify the other party in writing, at the same time stating the matter or matters in dispute. Within a reasonable time thereafter, not exceeding ten (10) calendar days, the second party shall acknowledge the notice in writing, either specifying any additional issues or issues to be arbitrated or refusing the demand for arbitration. Providing the arbitration has been agreed to, the arbitration shall be conducted in New Orleans, Louisiana under applicable Louisiana laws.

               (f) Should PURCHASER and BUILDER consent, the Arbitrator will review claims and take one or more of the following preliminary actions within ten (10) days of receipt of claim:
          (1) request additional supporting data from the claimant, (2) submit a schedule to the parties indicating when the Arbitrator expects to take action, (3) reject the claim in whole or in part, stating reasons for rejection, (4) recommend approval of the claim by the other party or (5) suggest a compromise.

               (g) If a claim has not been resolved, the party making the claim, shall, within ten (10) days after the Arbitrator's preliminary response, take one or more of the following actions:
          (1) submit additional supporting data requested by the Arbitrator
          (2) modify the initial claim or (3) notify the Arbitrator that the initial claim stands.

               (h) If a claim has not been resolved after consideration of the foregoing and of further evidence presented by the Parties or requested by the Arbitrator, the Arbitrator will notify the Parties in writing that the Arbitrator's decision will be made within seven (7) days. Upon expiration of such time period, the Arbitrator will render to the Parties the Arbitrator's written decision relative to the claim, including any change in the Revised Contract Price or Contract Time or both. Either party aggrieved by the conduct or decision of the Arbitrator may at any time seek a judicial determination of the claim.

               (i) The Arbitrator shall also determine which party, or the proper proportion which each party, shall assume of the expenses of such arbitration. The arbitration expenses so allocated shall be paid directly by the party or parties as directed by the Arbitrator.


               (j)  Except for the binding arbitration of Subarticle XXXVI
          (b) above, a decision by the Arbitrator shall not be required as a condition precedent to litigation of a dispute between BUILDER and PURCHASER.

                       ARTICLE XXXVII  -  CONSEQUENTIAL DAMAGES

               Except for the adjustment to payments specifically stated in this CONTRACT, notwithstanding anything to the contrary, neither of the Parties to this CONTRACT will under any circumstances be liable to the other under any theory of recovery, whether based in contract, in tort (including negligence and strict liability) under warranty or otherwise, for any indirect, special, incidental or consequential loss or damage whatsoever and howsoever caused. Consequential damages shall include, but shall not be limited to, loss of revenue or profit, loss or delay of production, loss of product, downtime of facilities, equipment or vessels, loss of capital, loss of use of, or under-utilization of labor, equipment or facilities.

                          ARTICLE XXXVIII  -   MISCELLANEOUS

               (a) This CONTRACT constitutes the full and complete understanding between the parties hereto and supersedes all prior arrangements, negotiations, representations, understandings and agreements, oral or written, or any matter of this CONTRACT.

               (b) No change, alteration or modification of this CONTRACT may be made except in writing signed by both Parties hereto and the prior written consent of the Secretary. Provided, however, that the consent of the Secretary will not be required for any changes to the CONTRACT work pursuant to ARTICLE VII except as provided therein.

               (c) The headings in this CONTRACT are for convenience of reference only and shall not be considered as part of this CONTRACT or limit or otherwise affect the meaning hereof.

               (d) No waiver of any provision of this CONTRACT by any party shall (1) be effective unless executed in writing, or (2) constitute a waiver of any other provision.

               (e) In case any one or more of the provisions contained in this CONTRACT shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

               (f) The remedies, damages and obligations specified in this CONTRACT shall be exclusive and in lieu of any other remedies, damages or obligations available in contract , tort or otherwise to PURCHASER or BUILDER with respect to the CONTRACT work except where a specific provision provides to the contrary.

               (g) This CONTRACT may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

               (h) Any news releases, public announcements, advertisements, or publicity released by either party concerning this CONTRACT, or anything incidental to the work thereof, will be subject to prior approval of the other party. The Parties agree that any publicity releases made by either of them shall recognize and indicate the participation and contributions of the other party.

               (i) PURCHASER represent and warrants that: (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) it has all the requisite power and authority and legal right to enter into and carry out the transactions contemplated by this CONTRACT, including but not limited to all the Exhibits attached hereto;
          (iii) the CONTRACT and all its Exhibits do not conflict with PURCHASER's charter, by-laws, or any other agreement to which it or its assets are bound; (iv) and that the CONTRACT, required Exhibits and any Amendments have each been duly executed by PURCHASER and constitute the legal, valid and binding obligation of PURCHASER.
               (j) BUILDER represent and warrants that: (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana; (ii) it has all the requisite power and authority and legal right to enter into and carry out the transactions contemplated by this CONTRACT, including but not limited to all the Exhibits attached hereto;
          (iii) the CONTRACT and all its Exhibits do not conflict with BUILDER's charter, by-laws, or any other agreement to which it or its assets are bound; (iv) and that the CONTRACT, required Exhibits and any Amendments have each been duly executed by BUILDER and constitute the legal, valid and binding obligation of BUILDER.

               IN WITNESS WHEREOF, the Parties have caused this CONTRACT to be executed in four counterparts as of the day above written.


          ATTEST                             AVONDALE INDUSTRIES, INC.
                                             (BUILDER)
          /s/ R. D. Church
          ----------------
          R.D. Church                 By:/s/ Albert L. Bossier, Jr.
                                         --------------------------
                                         Albert L. Bossier, Jr.

                                      Title: Chairman, President & CFO

                                      Date: May 12, 1995


                                             AMERICAN HEAVY LIFT SHIPPING
                                             COMPANY
          ATTEST                             (PURCHASER)

          /s/ H.A. Downing            By:/s/ Richard D. Horner
          ----------------               ---------------------
          H.A. Downing                   Richard D. Horner

                                      Title: President & CEO

                                      Date: May 12, 1995